                                                                    EXHIBIT 2.14

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS
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    This Agreement of Purchase and Sale of Assets (this "Agreement") is entered into and effective as of September 15, 1997 by and among LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation (the "Buyer"), LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation and the parent of Buyer (the "Parent"), and COLLEEN JILIO, a resident of California d.b.a. JILIO & ASSOCIATES (the "Seller"). Buyer, Parent and Seller are hereinafter sometimes referred to collectively as the "Parties" or singularly as a "Party."

                             W I T N E S S E T H :
                             - - - - - - - - - -

    WHEREAS, the Seller is the owner of various assets associated with the Business (as hereinafter defined);

    WHEREAS, the Buyer desires to purchase all of the Assets (as hereinafter defined) owned by the Seller and used in the Business (such purchase of the Assets being sometimes herein referred to as the "Acquisition"), and the Seller desires to sell such Assets to the Buyer;

    WHEREAS, in connection with the purchase and sale of the Assets, the Parties desire to set forth in this Agreement the terms and conditions with respect to the transfer of such Assets; and

    WHEREAS, the parties understand that the Parent or its Affiliates may enter into other agreements similar or dissimilar to this Agreement (the "Other Agreements") for the acquisition by the Parent or such Affiliates of the assets or stock of other entities (collectively, the "Other Acquired Businesses," and each of those entities, individually, an "Other Acquired Business"), which Other Agreements will be among those entities and their equity owners, the Parent and Affiliates of the Parent;

    NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS
                              -------------------

    As used herein, the following terms shall have the following meanings:

    ACCOUNTS PAYABLE. The term "Accounts Payable" shall mean all of the accounts payable of the Business existing as of the Effective Date.

    ACCOUNTS PAYABLE REPORT. The term "Accounts Payable Report" shall mean a report prepared as of the time specified which shows accounts payable of the Business by service provider and age of each Account Payable.

    ACCOUNTS RECEIVABLE. The term "Accounts Receivable" shall mean all of the accounts receivable, notes receivable, trade receivables and intercompany receivables relating to the Business and existing as of the Effective Date.

    ACCOUNTS RECEIVABLE REPORT. The term "Accounts Receivable Report" shall mean a report prepared as of the time specified which shows Accounts Receivable of the Business by customer and age of each Account Receivable.

    ACQUISITION. The term "Acquisition" shall have the meaning set forth in the preamble hereto.

    AFFILIATE. The term "Affiliate" of a person shall mean, with respect to that person, a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of that person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by," or "under common control with") means the possession, direct or indirect, of the ability to affect the management and policies of a person whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such person, or otherwise. As used in this definition, the term "person" means an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, an incorporated organization, or a Governmental Authority.

    AGREEMENT. The term "Agreement" shall have the meaning set forth in the preamble hereto.

    ANCILLARY AGREEMENTS. The term "Ancillary Agreements" shall have the meaning set forth in Section 3.2.

    ASSETS.  The term "Assets" shall have the meaning set forth in Section 2.1.

    ASSUMED LIABILITIES. The term "Assumed Liabilities" shall have the meaning set forth in Section 2.6.

    BALANCE SHEET REPORT. The term "Balance Sheet Report" means the accrual basis balance sheet of the Business as of a given date showing the assets, liabilities and equity of the Business adjusted to include Accounts Receivable, Accounts Payable and accrued liabilities and further adjusted to exclude Excluded Assets and Retained Liabilities, prepared by the Seller on a basis consistent with prior time periods.

    BILL OF SALE.  The term "Bill of Sale" shall have the meaning set forth in
Section 6.3(xi).

    BOOKS AND RECORDS. The term "Books and Records" shall have the meaning set forth in Section 2.1(c).

    BUSINESS. The term "Business" shall mean the court reporting and litigation support business of the Seller as presently conducted.

    BUYER. The term "Buyer" shall have the meaning set forth in the preamble hereto.

    BUYER INDEMNIFIED PARTIES. The term "Buyer Indemnified Parties" shall have the meaning set forth in Section 7.1A.

    CAPITAL STOCK. The term "Capital Stock" shall mean, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and
(b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

    CASH PURCHASE PRICE. The term "Cash Purchase Price" shall have the meaning set forth in Section 2.3(a).

    CLOSING.  The term "Closing"shall have the meaning set forth in Section 6.1.

    CLOSING DATE.  The term "Closing Date" shall have the meaning set forth in
Section 6.1.

    CLOSING DATE ACCOUNTS PAYABLE REPORT. The term "Closing Date Accounts Payable Report" shall mean an Accounts Payable Report prepared as of the Closing Date.

    CLOSING DATE ACCOUNTS RECEIVABLE REPORT. The term "Closing Date Accounts Receivable Report" shall mean an Accounts Receivable Report prepared as of the Closing Date.

    CLOSING DATE BALANCE SHEET REPORT. The term "Closing Date Balance Sheet Report" shall mean a Balance Sheet Report prepared as of the Closing Date.

    CLOSING DATE INCOME STATEMENT. The term "Closing Date Income Statement" shall mean an income statement of the Business, prepared as of the Closing Date, covering the period from the end of the Seller's last fiscal year to the Closing Date.

    CLOSING DATE REPORTS. The term "Closing Date Reports" shall have the meaning set forth in Section 2.4.

    CLOSING MEMORANDUM. The term "Closing Memorandum" shall mean the form of closing memorandum to be prepared by the Buyer and the Parent and approved by the Seller (which approval will not be unreasonably withheld) for the Closing under this Agreement in which are included the forms of officers certificates, certificates of the Seller, opinions of counsel and certain other documents to be delivered at the Closing as provided herein.

    CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

    CONTRACTS.  The term "Contracts" shall have the meaning as contained in
Section 2.1(b).

    CUSTOMERS.  The term "Customers" shall have the meaning as contained in
Section 3.27.

    DAMAGES.  The term "Damages" shall have the meaning set forth in Section
7.1A.

    EFFECTIVE DATE. The term "Effective Date" shall mean 12:01 a.m. on the "Closing Date."

    EMPLOYEE. The term "Employee" shall mean any employee of the Business who, as of the Effective Date, is employed or otherwise performs work or provides services in connection with the operation of the Business, including those, if any, on disability, sick leave, layoff or leave of absence, who, in accordance with the Seller's applicable policies, are eligible to return to active status, but shall not include any independent contractor providing court reporting services to Seller from time to time.

    EMPLOYMENT AGREEMENTS. The term "Employment Agreements" shall have the meaning ascribed to it in Section 3.20.

      ENTITY. The term "Entity" shall mean any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

    ENVIRONMENTAL, HEALTH & SAFETY LAWS The term "Environmental, Health & Safety Laws" shall mean all laws (including rules and regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign Governmental Authorities concerning pollution or protection of the environment, public health and safety, or employee health and safety.

    EQUIPMENT.  The term "Equipment" shall have the meaning as contained in
Section 2.1(a).

    ERISA.  The term "ERISA" shall have the meaning as contained in Section
3.20.

    EXCHANGE ACT. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    EXCLUDED ASSETS. The term "Excluded Assets" shall have the meaning as contained in Section 2.2.

    EXPIRATION DATE. The term "Expiration Date" shall have the meaning set forth in the introductory paragraph to Article III.

    FINAL NET WORTH. The term "Final Net Worth" means total assets minus total liabilities, as reflected on the Closing Date Balance Sheet Report.

    FINAL PROSPECTUS. The term "Final Prospectus shall mean the prospectus included in the Registration Statement at the time it becomes effective, except that if the prospectus first furnished to the Underwriter after the Registration Statement becomes effective for use in connection with the IPO differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not that prospectus so furnished is required to be filed with the SEC pursuant to Securities Act Rule 424(b)), the prospectus so first furnished is the "Final Prospectus."

    FINANCIAL STATEMENTS. The term "Financial Statements" shall mean the balance sheet, income statement and statement of changes of financial position of the Business.

    FUNDED DEBT. The term "Funded Debt" shall mean any obligation for money borrowed from financial institutions.

    GAAP. The term "GAAP" shall mean generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

    GENERAL INTANGIBLES. The term "General Intangibles" shall have the meaning set forth in Section 2.1(g).

    GOVERNMENTAL APPROVAL. The term "Governmental Approval" shall mean at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

    GOVERNMENTAL AUTHORITY. The term "Governmental Authority" shall mean (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

    GOVERNMENTAL REQUIREMENT. The term "Governmental Requirement" shall mean at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

    GUARANTEED NET WORTH. The term "Guaranteed Net Worth" shall mean the amount of $955,822.

    INTELLECTUAL PROPERTY. The term "Intellectual Property" shall have the meaning as contained in Section 2.1(e).

    INVENTORY.  The term "Inventory" shall have the meaning as contained in
Section 2.1(j).

    IPO. The term "IPO" shall mean the first time a registration statement filed under the Securities Act with respect to a primary offering by the Parent to the public of Parent Shares is declared effective under the Securities Act and the shares registered by that registration statement are issued and sold by the Parent (otherwise than pursuant to the exercise by the Underwriter of any over-allotment option).

    IPO CLOSING. The term "IPO Closing" shall mean the delivery to the Underwriters of Parent Shares against the receipt of payment therefor pursuant to the IPO.

    IPO CLOSING DATE. The term "IPO Closing Date" shall mean the date on which the Parent first receives payment for the Parent Shares it sells to the Underwriter in the IPO.

    IPO PRICE. The term "IPO Price" shall mean the price per share of Parent Shares which is set forth as the "price to public" on the cover page of the Final Prospectus.

    LEASED ASSETS. The term "Leased Assets" shall have the meaning ascribed thereto in Section 3.6.

    LICENSES.  The term "Licenses" shall have the meaning ascribed thereto in
Section 3.12.

    LITIGATION. The term "Litigation" shall mean any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

    MATERIAL. The term "Material" shall mean, as applied to any Entity or the Business, material to the business, operations, property or assets, liabilities, financial condition or results of operations of the Business or that Entity and its Subsidiaries considered as a whole, as the case may be.

    MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect" shall mean, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Business, that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, any Material Damages.

    MINIMUM CASH AMOUNT. The term "Minimum Cash Amount" shall have the meaning set forth in Section 6.2(iv).

    NET WORTH. The term "Net Worth" means the dollar amount of total assets minus the total liabilities of the Business as of a given time period as determined by the Balance Sheet Report as of such time period.

    NOTES.  The term "Notes" shall have the meaning set forth in Section 8.5.

    NOTE ONE.  The term "Note One" shall have the meaning set forth in Section
8.5.

    NOTE TWO.  The term "Note Two" shall have the meaning set forth in Section
8.5.

    NOTICE OF ACTION. The term "Notice of Action" shall have the meaning set forth in Section 7.1C.

    NOTICE OF ELECTION. The term "Notice of Election" shall have the meaning set forth in Section 7.1C.

    OFFSET.  The term "Offset" shall have the meaning set forth in Section 8.2.

    OPTION PRICE.  The term "Option Price" shall have the meaning set forth in
Section 8.5.

    ORDINARY COURSE OF BUSINESS. The term "Ordinary Course of Business" shall mean the ordinary course of Seller's Business consistent with past custom and practice (including with respect to quantity and frequency).

    OTHER ACQUIRED BUSINESSES. The term "Other Acquired Businesses" shall have the meaning set forth in the preamble hereto.

    OTHER AGREEMENTS. The term "Other Agreements" shall have the meaning set forth in the preamble hereto.

    OTHER FINANCING SOURCES. The term "Other Financing Sources" shall have the meaning set forth in Section 6.2(iv).

    PARENT. The term "Parent" shall have the meaning set forth in the preamble hereto.

    PARENT SHARES. The term "Parent Shares" shall mean any of the shares of common stock of the Parent.

    PARTY. The terms "Party" and "Parties" shall have the meanings set forth in the preamble hereto.

    PBGC.  The term "PBGC" shall mean the Pension Benefits Guaranty Corporation.

    PERSON. The term "Person" shall mean any natural person, Entity, estate, trust, union or employee organization or Governmental Authority.

    PRICING. The term "Pricing" shall have the meaning set forth in Section 6.1.

    PUBLIC OFFERING. The term "Public Offering" means the sale by the Parent of any of its securities for cash in an underwritten public offering registered on the appropriate form with the Securities and Exchange Commission.

    PUBLIC OFFERING PRICE. The term "Public Offering Price" shall refer to the price to the public of the Parent Shares pursuant to the initial Public Offering of the Parent Shares by Parent.

    PURCHASE PRICE. The term "Purchase Price" shall mean the consideration payable to the Seller for the Assets as set forth or contemplated in Section 2.3.

    REAL PROPERTY. The term "Real Property" shall have the meaning as contained in Section 3.14.

    REGISTRATION RIGHTS AGREEMENT. The term "Registration Rights Agreement" shall have the meaning set forth in Section 6.2(xi).

    REGISTRATION STATEMENT. The term "Registration Statement" shall mean the registration statement, including (a) each preliminary prospectus included therein prior to the date on which that registration statement is declared effective under the Securities Act (including any prospectus filed with the SEC pursuant to Securities Act Rule 424(b)), (b) the Final Prospectus and (c) any amendments and all supplements and exhibits thereto, filed by the Parent with the SEC to register the Parent Shares under the Securities Act for public offering and sale in the IPO.

    RETAINED LIABILITIES. The term "Retained Liabilities" shall mean all liabilities of the Business other than the Assumed Liabilities.

    SCHEDULE OF ACCRUED LIABILITIES. The term "Schedule of Accrued Liabilities" shall mean a schedule of all accrued liabilities of the Business prepared for the period and as of the date specified.

    SEC. The term "SEC" means the Securities and Exchange Commission or any successor Governmental Authority.

    SECURITIES ACT. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

    SELLER. The term "Seller" shall have the meaning set forth in the preamble hereto.

    SELLER EMPLOYMENT AGREEMENT. The term "Seller Employment Agreement" shall have the meaning ascribed to it in Section 6.2(x).

    SELLER'S NAMES. The term "Seller's Names" shall have the meaning set forth in Section 2.1(k).

    STOCK PLEDGE AGREEMENT. The term "Stock Pledge Agreement" shall have the meaning set forth in Section 6.3(xiii).

    SUBSIDIARY. The term "Subsidiary," of any specified Person at any time, shall mean any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

    SUPPLEMENTAL INFORMATION. The term "Supplemental Information" shall have the meaning set forth in Section 5.10.

    TAXES. The term "Taxes" shall mean any and all local, state or federal taxes imposed upon the Business or the Seller, including, without limitation, tax obligations, tax claims, tax charges, tax fines or any related tax liabilities, regardless of the source, cause or origin of such tax liabilities, including taxes imposed as a result of the consummation of the Acquisition.

    UNDERWRITER. The term "Underwriter" shall mean collectively (a) the investment banking firms that prospectively may enter into the Underwriting Agreement and (b) from and after the IPO Pricing Date, the investment banking firms party to the Underwriting Agreement.

    UNDERWRITING AGREEMENT. The term "Underwriting Agreement" shall mean the underwriting agreement to be entered into between the Parent and the Underwriter with respect to the IPO.

                                  ARTICLE II
                     PURCHASE OF ASSETS AND PURCHASE PRICE
                     -------------------------------------

    2.1 SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase from the Seller on the Closing Date, all assets owned by Seller and used in or derived from the Business (other than those specifically excluded under Section 2.2 below) including the following (such assets to be referred to herein as the "Assets"):

    (a) All office equipment, furniture, artwork, service equipment, supplies, computer hardware, computer software, data processing equipment, and tools (the "Equipment"), including the Equipment described on SCHEDULE 2.1(A);

    (b) All contracts, leases, documents, franchises, instruments, Licenses, agreements and other written or oral agreements relating to the Business of Seller to which Seller is a party or by which Seller or any of the Assets may be bound as well as all rights, privileges, claims and options relating to the foregoing (the "Contracts"), including the Contracts described on SCHEDULE 2.1(B);

    (c) All customer and supplier files and databases, customer and supplier lists, accounting and financial records, invoices, and other books and records relating principally to the Business (the "Books and Records"), including the Books and Records described on SCHEDULE 2.1(C);

    (d) Employee files for those Employees actually hired by Buyer;

    (e) All right, title and interest of Seller, in, to and under all service marks, trademarks, patents, inventions, copyrights, trademarks, trade secrets and trade and assumed names, principally related to the Business together with the right to receive royalties with respect thereto or recover for infringement thereon, if any (the "Intellectual Property"), and other marks and/or names described on SCHEDULE 2.1(E);

    (f) All advertising materials and all other printed or written materials related to the conduct of the Business;

    (g) All of the Seller's general intangibles, claims, rights of set off, rights of recoupment and other proprietary intangibles, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, which are used in the Business, and remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions (the "General Intangibles"), including the General Intangibles described on SCHEDULE 2.1(G);

    (h) All goodwill, going concern value and other intangible properties related to the Business;

    (i) All of Seller's Accounts Receivable, except such portion of Seller's Accounts Receivable constituting Excluded Assets.

    (j) All raw materials, work in process, finished goods, consigned goods, and other inventories relating to the Business, as more fully described on
SCHEDULE 2.1(J) (the "Inventory");

    (k) The exclusive right to use the name "Jilio & Associates", any similar name or derivative thereof, and any past or present assumed names in connection with the Business or Seller's use of the Assets (the "Seller's Names"); and

    (l) The Real Property described on SCHEDULE 3.14(A), if any.

    2.2 EXCLUDED ASSETS. Seller is not selling and Buyer is not purchasing any of the following excluded assets related to the Business ("Excluded Assets"): (i) cash, (ii) cash investments, cash deposits, right to receive cash refunds, and other cash equivalents, (iii) 50% of Seller's Accounts Receivable,
(iv) assets of any employee benefit plan described on SCHEDULE 3.19, or (v) motor vehicles, all as more specifically described on SCHEDULE 2.2. The Parties agree that as the Accounts Receivable are collected following the Effective Date, $.50 of each dollar collected shall be retained by the Buyer and the remaining $.50 of each dollar collected shall be paid to the Seller.

    2.3 PURCHASE PRICE. Upon the terms and subject to the conditions contained herein and as consideration for the sale of the Assets and the performance by the Seller of various other matters as provided herein, the Buyer shall pay or deliver to the Seller, on the IPO Closing Date and as soon as practicable after the IPO Closing, the aggregate amount $8,000,000, payable by delivery of the following consideration (collectively the "Purchase Price"):

          (a) Subject to the provisions of Section 2.5, a Cash Sum in the amount of Dollars ($5,600,000) (the "Cash Purchase Price"), paid by the wire transfer of immediately available funds; and

          (b) Such number of whole Parent Shares on the IPO Closing Date as, when multiplied by 90% of the IPO Price, will most nearly approximate, but not exceed, $2,400,000 and cash in the amount equal to the excess of $2,400,000 over the product of that number of Parent Shares multiplied by 90% of the IPO Price.

    2.4   DETERMINATION OF FINAL NET WORTH.   Each of the Closing Date Balance
Sheet Report, the Closing Date Accounts Receivable Report, the Closing Date Accounts Payable Report, the Closing Date Schedule of Accrued Liabilities and the Closing Date Income Statement (collectively, the "Closing Date Reports") of the Business shall be prepared by the Seller, as promptly as possible after the Closing. Seller's accountants shall then review and certify the Closing Date Reports, and deliver them to Buyer and Buyer's accountants within 30 days after the IPO Closing Date. The Buyer's accountants shall review the Closing Date Reports (including any corresponding work papers of Seller's accountants) and report to the Seller's accountants in writing within 30 days of receipt thereof of any discrepancy between the Seller's accountants certification and the Buyer's accountants results of review. If Seller's accountants and Buyer's accountants cannot resolve such discrepancy within 30 days after Seller's accountants receipt of such reported discrepancy, then they shall so notify the Seller and the Buyer, and the Seller and the Buyer shall attempt to resolve the discrepancy within 15 days of such notice. If the Seller and the Buyer cannot resolve the discrepancy to their mutual satisfaction, another independent public accounting firm acceptable to the Seller and the Buyer shall be retained to review the Closing Date Reports. Such firm's conclusions as to the carrying values to appear on the Closing Date Reports for purposes of determining the Final Net Worth of the Business shall be conclusive. The Seller and the Buyer shall share equally in the expenses of retaining such independent accounting firm. The Buyer shall pay the expenses of the Buyer's accountants for their review of the Closing Date Reports, and the Seller shall pay the expenses of Seller's accountants for their review of the Closing Date Reports.

    2.5 ADJUSTMENT OF PURCHASE PRICE. After the IPO Closing Date, the Purchase Price set forth in Section 2.3, shall be adjusted as follows: (i) if the Final Net Worth of the Business as finally determined pursuant to Section
2.4 shall be more than the Guaranteed Net Worth, then the cash portion of the Purchase Price shall be increased by the amount of such excess and (ii) if the Final Net Worth of the Business as finally determined pursuant to Section 2.4 shall be less than the Guaranteed Net Worth, then the cash portion of the Purchase Price shall be decreased by the amount of such deficiency. In the event that the Final Net Worth is more than the Guaranteed Net Worth, the Buyer shall within 15 days pay the amount of such excess in cash to the Seller. In the event that the Final Net Worth is less than the Guaranteed Net Worth, the Seller shall within 15 days refund the amount of such deficiency in cash to Buyer.

    2.6 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions contained herein, the Buyer agrees that on the Closing Date, it will not assume (i) any liabilities of the Business (except for those liabilities listed as current liabilities on Seller's Balance Sheet dated July 31, 1997

(including the Real Property leases listed on SCHEDULE 3.14B) subject, however, to adjustments for changes in liabilities occurring in the ordinary course of Seller's business following July 31, 1997 through the Closing Date, as determined under Section 2.4 and set forth on the Closing Date Reports ("Assumed Liabilities")), (ii) any liabilities for Taxes or Funded Debt, or (iii) any liabilities described on SCHEDULE 3.21.

    2.7 ALLOCATION OF PURCHASE PRICE. For all federal, state and local tax purposes, the Purchase Price shall be allocated among the various Assets in the manner indicated in SCHEDULE 2.7 hereto subject to adjustment pursuant to the Closing Date Reports. None of the Parties shall file any tax return or report or take any position with any Governmental Authority which is inconsistent with the foregoing allocation, except to the extent mandated by a Governmental Authority in a determination binding upon one Party provided that such Party has given written notice and reasonable opportunity to the other Party, at its expense, to contest and appeal such determination on behalf of both Parties and such determination has nevertheless become final. Within ninety (90) days after the Closing Date, the Parties shall prepare for filing with the Internal Revenue Service a Form 8594 in accordance with the foregoing allocation.

    2.8 TAXES. Seller shall be liable for the payment of all sales and use taxes arising out of the sale and transfer or removal of the Assets, if any, and the assumption of the Assumed Liabilities. On or before the Closing Date, the Seller agrees to use her best efforts to furnish to the Buyer certificates from the state taxing authorities, and any related certificates that the Buyer may reasonably request, as evidence that all sales and use tax liabilities of the Business accruing before the Effective Date have been fully provided for or satisfied. The Buyer shall not be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind of the Business, related to any period before the Effective Date.

    2.9 TITLE TO ASSETS AND RISK OF LOSS. Title to the Assets and risk of loss or damage to the Assets by casualty (whether or not covered by insurance) will pass to the Buyer immediately upon completion of the Closing.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

    Seller represents and warrants that all of the following representations and warranties in this Article III are true at the date of this Agreement and shall be true at the time of Closing and the IPO Closing Date, and that such representations and warranties shall survive the IPO Closing Date for a period of two years (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Sections 3.5 and 3.24 hereof shall survive the IPO Closing Date for a period of three years, which shall be deemed to be the Expiration Date for Sections 3.5 and 3.24, and (ii) solely for purposes of determining whether a claim for indemnification under
Section 7.1 hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, the Seller actually incurs liability under the Securities Act, the Exchange Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

    3.1 SEPARATE PROPERTY. The Business constitutes the separate property of the Seller and her spouse has no community property interest in any of the Assets.

    3.2 AUTHORITY. Seller has the full right, power, legal capacity and authority to execute, deliver and perform Seller's obligations under this Agreement and all agreements ancillary to this Agreement which are part of the underlying transaction made the basis of this Agreement and executed in connection herewith, including but not limited to the Exhibits hereto ("Ancillary Agreements").

    3.3   CONSENTS AND APPROVALS; NO BREACH OR DEFAULT.  Except as set forth on
SCHEDULE 3.3(A), no consent, approval or authorization of, or filing or registration with, any Person or Entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement, or the consummation by Seller of the transactions contemplated hereby. Except as set forth on SCHEDULE 3.3(B), neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller, nor the consummation of the transactions contemplated herein by Seller, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Seller is, or the Assets are, subject, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement, contract, lease, license, instrument, promissory note, conditional sales contract, partnership agreement or other arrangement to which Seller or any of Seller's Affiliates is a party, or by which Seller is bound, or to which the Assets are subject.

    3.4 VALID AND BINDING OBLIGATION. Upon execution and delivery, this Agreement and each document, instrument or agreement to be executed by Seller in connection herewith, will constitute the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as same may be limited by applicable bankruptcy laws, insolvency laws, or other similar laws affecting the rights of creditors generally.

    3.5 TITLE TO ASSETS. Except as set forth on SCHEDULE 3.5, Seller has good, indefeasible and marketable title to the Assets, free and clear of restrictions or conditions to transfer or assignment, or mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions. Seller shall, subject to the exceptions set forth on SCHEDULE 3.5 deliver to Buyer at Closing good, indefeasible and marketable title to the Assets, free and clear of restrictions or conditions to transfer or assignment, or mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions.

    3.6 POSSESSION OF ASSETS; LEASED ASSETS. Seller is in possession of all of the Assets, and all assets leased to the Business from others. All assets leased to Seller from others and used in the Business, whether real, personal or mixed, are described on SCHEDULE 3.6 and SCHEDULE 3.14(B) attached hereto (the "Leased Assets"). The Assets and the Leased Assets constitute all of the property, whether real, personal, mixed, tangible, or intangible, that is owned or used in the

Business by Seller. Seller does not own legal or equitable title to any assets or interests in assets except the Assets and the Leased Assets. Seller shall deliver to Buyer on the Closing Date, possession of and/or control or dominion over all of the Assets and the Leased Assets, including without limitation all of Seller's accounts receivable, property, plant and equipment, other personal property, contract rights and general intangibles, customer and supplier lists, and assumed and trade names.

    3.7 CONDITION. To the Knowledge of the Seller, all of the Assets and the Leased Assets are in good operating condition and repair for their intended use, ordinary wear and tear excepted.

    3.8 CONTRACTS AND LEASES. All of the contracts, leases, documents, instruments, agreements, and other written or oral arrangements to which Seller is a party or by which Seller or the Assets may be bound are set forth on
SCHEDULE 2.1(B). Except as set forth on SCHEDULE 2.1(B), to the Knowledge of the Seller, all of the Contracts are valid and in full force and effect, and there has not been any default by Seller or any third party to any of said Contracts, or any event, fact or circumstance which with notice or lapse of time or both, would constitute a default by Seller or any other party to any of the Contracts. Seller has not received notice that any party to any of the Contracts intends to cancel or terminate any of the Contracts or exercise or not exercise any options that such party might have under any of the Contracts.

    3.9   EQUIPMENT.  All of the equipment owned by the Business is set forth on
SCHEDULE 2.1(A).

    3.10 ACCOUNTS RECEIVABLE. All of the Accounts Receivable of the Business as set forth in the Books and Records of the Business and all papers and documents relating thereto, are genuine and in all respects what they purport to be, and each such Account Receivable is valid and subsisting and is owed by the account debtor named in such Account Receivable. The amount of each Account Receivable represented as owing as of the date indicated (a) is the correct amount actually and unconditionally owing as of the date indicated, (b) is not subject to any set-offs, credits, disputes, defenses, deductions or countercharges, and (c) to the best knowledge of Seller, will be paid in the Ordinary Course of Business. None of the Accounts Receivable has been paid outside of the Ordinary Course of Business, and neither Seller nor any of her Affiliates has made any efforts to collect any of the Accounts Receivable outside of the Ordinary Course of Business.

    3.11 INVENTORIES. Except as set forth on SCHEDULE 2.1(J), the Business does not have any raw materials, work in process, finished goods or other inventory.

    3.12 LICENSES. All licenses and sublicenses owned by Seller or in which Seller has any rights (collectively, the "Licenses"), together with a brief description of each, are set forth on SCHEDULE 2.1(B). Seller has not infringed, and is not now infringing, on any license belonging to any other Person or Entity. Seller owns and holds adequate licenses necessary for the Business as now conducted by her, and that use does not, and will not, conflict with, infringe on or otherwise violate any rights of others. Buyer is hereby acquiring, and will continue to enjoy the use and benefit of, the Licenses.

    3.13 INTELLECTUAL PROPERTY. All of the Intellectual Property of the Business is set forth on SCHEDULE 2(E). The Intellectual Property constitutes all of the intellectual property necessary to the lawful conduct of the Business without any infringement or conflict with the rights of others, and no adverse claims have been asserted against the Intellectual Property, Seller or the Business with respect thereto.

    3.14 REAL PROPERTY; LEASED REAL PROPERTY. Except as set forth in SCHEDULE 3.14(A) with respect to real property owned by the Business, and SCHEDULE 3.14(B) with respect to real property leased by the Business (such real property being hereinafter referred to collectively as the "Real Property"), Seller neither owns nor leases any real property or improvements or interests therein. Except for Seller, there are no parties in possession of any portion of the Real Property as lessees, tenants at will or at sufferance, trespassers or otherwise. The heating, electrical, plumbing and other building equipment, as of the Closing, will be adequate in quantity and quality for normal operations of the Business, as presently conducted.

    3.15 INSURANCE. Attached hereto as SCHEDULE 3.15 is a true, complete and accurate list of all insurance policies maintained by the Business. The Seller has maintained and now maintains insurance protection against all liabilities, claims and risks against which, with respect to the Business and the Assets, it is customary to insure in the Ordinary Course of Business.

    3.16 BANKING. The names and addresses of all banks or other financial institutions in which the Business has an account, deposit or safe deposit box, with the names of all persons authorized to draw on these accounts or deposits or having access to these boxes, are set forth on SCHEDULE 3.16 attached hereto.

    3.17 POWERS OF ATTORNEY. No Person or Entity holds a general or special power of attorney from Seller.

    3.18 PERSONNEL. Attached hereto as SCHEDULE 3.18 (A) is a list of the names, addresses, hire dates, dates of birth and job descriptions of all Employees of Seller, stating their rates of compensation including, if determined, bonuses payable to each. Attached hereto as SCHEDULE 3.18 (B) is a list of the names, addresses, dates of birth and services provided by all independent contractors used by Seller during the preceding one (1) year, stating their rates and methods of compensation.

    3.19 EMPLOYEE BENEFITS. SCHEDULE 3.19 is a true, correct and complete list of each "employee benefit plan," within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") which has ever been maintained or sponsored by Seller or any of her Affiliates. Each such employee benefit plan (and each related trust, insurance contract, or fund) is in full force and effect, and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws. Neither Seller nor any other party is in default under any of the plans, there have been no claims of default, and there are no facts, conditions or circumstances which if continued, or on notice, will result in a default, under any plan. None of the plans will, by its terms or under applicable law, become binding upon or become an obligation of the Buyer. No assets of any plan are being transferred to Buyer or to any plan of Buyer. Seller does not contribute to, and has never contributed to, and has never been required to contribute to, any multiemployer plan, and Seller does not have, and has never had, any liability (including withdrawal liability) under any multiemployer plan.

    3.20 EMPLOYMENT AGREEMENTS. SCHEDULE 3.20 is a list of all employment agreements, consulting agreements, collective bargaining agreements, and other agreements or arrangements providing for employee or other remuneration, severance payments or benefits to which Seller or any of her Affiliates is a party or by which Seller or any of her Affiliates is bound (collectively, the "Employment Agreements"). Buyer will not have any duty, liability or obligation with respect to any of the Employment Agreements. Except as set forth on
SCHEDULE 3.20, no Employees are represented by any labor organization.

    3.21 LIABILITIES. Seller does not have any liabilities, obligations or commitments of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except (a) liabilities which are adequately disclosed or accrued against in the Balance Sheet Reports, (b) liabilities which have been incurred in the Ordinary Course of the Business since July 31, 1997, and in accordance with standard, customary and historical practices and experiences of Seller, and (c) liabilities expressly set forth, as to the nature and amount thereof, on SCHEDULE 3.21. Buyer shall not incur any duty, liability or obligation with respect to any liabilities set forth on SCHEDULE 3.21. In no event shall the Buyer be liable for (or have paid any) legal, accounting or other costs or expenses incurred by Seller in connection with any of the transactions contemplated in this Agreement.

    3.22 LITIGATION. Except as set forth on SCHEDULE 3.22, there is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the Seller's Knowledge, threatened against or affecting Seller, her Affiliates, the Assets, the Leased Assets or the Business.

    3.23 TAX MATTERS. Seller has filed all tax returns that Seller was required to file, and all such tax returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any tax return) have been paid. Seller is not the beneficiary of any extension of time within which to file any tax return, and Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Seller has withheld and paid all Taxes required to have been withheld or paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, or other third party. Seller has no reason to believe that any authority might assess any additional Taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any Tax liability of Seller.

    3.24 COMPLIANCE WITH LAWS. To the Seller's Knowledge, Seller has complied with, and is not in violation of, applicable federal, state or local ordinances, statutes, laws, rules, restrictions and regulations (including, without limitation, any applicable Environmental, Health & Safety Laws) that affect, or are likely to affect, directly or indirectly, the Business, the Assets, the Leased Assets, the Real Property or the Customers, suppliers or financial prospects of Seller. There are not any uncured violations of federal, state or local laws, ordinances, statutes, orders, rules, restrictions, regulations or requirements affecting any portion of the Business, the Real Property, the Assets or the Leased Assets, and neither any of the Assets, the Leased Assets or the Real Property, nor the operation thereof nor the conduct of the Business, violates any applicable federal, state or municipal laws, ordinances, orders, regulations or requirements. Seller has not received notice of any past, present or future event, condition, circumstance, activity, practice, incident, action or plan which may interfere with or prevent compliance or continued compliance with the Environmental, Health & Safety Laws or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, lawsuit, proceeding, hearing, study or investigation, based on, related to, or alleging any violation of the Environmental Health & Safety Laws.

    3.25  FINANCIAL STATEMENTS.   The Financial Statements (a) are true,
complete, and correct in all material respects, (b) fairly and accurately present the financial position of the Business as of the periods described therein, and the results of the operations of the Business for the periods indicated, and (c) have been prepared consistently and in accordance with the Business's historical customs and practices.

    3.26 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in SCHEDULE 3.26, since July 31, 1997.

          (A) there has been no: (i) material adverse change in the financial condition, assets, liabilities, business or prospects of the Business; (ii) loss, destruction or damage to any property of the Business, whether or not insured; (iii) labor trouble, pending or threatened, involving the Business, or change in the personnel of the Business or the terms or conditions of their employment or other engagement; nor (iv) other event or condition of any character that has or could have a Material Adverse Effect on the Business;

          (B) Seller and her Affiliates have used their best efforts to preserve the business organization of Seller intact, to maintain the goodwill of the Business, to keep available to the Business the Employees and the independent contractors, and to preserve the present relationships of Seller with her suppliers, Customers, regulatory authorities and others having business relationships with her;

          (C) Seller has maintained and operated the Business in the Ordinary Course of Business and in accordance with industry practices and Seller's historical policies;

          (D) Seller has not made any payment of any type to any Employee or Affiliate other than ordinary salary or expenses which have been paid in the Ordinary Course of Business and fully disclosed to Buyer;

          (E) Seller has neither waived nor released any Material right of or Material claim held by her, nor discounted any of her Accounts Receivable, nor revalued any of her Assets or liabilities;

          (F) Seller has not acquired nor disposed of any assets having a value of $5,000 individually or $15,000 in the aggregate, and has not entered into any contract, commitment or arrangement therefor, and has not entered into any other transaction, other than for value in the Ordinary Course of Business and in accordance with industry practices;

          (G) Seller has not changed the salary or other compensation payable or to become payable by Seller to the Employees, independent contractors, agents or other personnel, and has not declared, made or committed to any kind of payment of a bonus or other additional salary or compensation to any such person;

          (H) Seller has not made a loan to any Person or Entity, and has not guarantied any loan, in an amount in excess of $5,000 individually or $15,000 in the aggregate;

          (I) Seller has not amended nor terminated any material contract, agreement, permit or license to which Seller is a party, or by which Seller or any of the Assets or Leased Assets are bound;

          (J) Seller has maintained all debt and lease instruments, and has not entered into any new or amended debt or lease instruments;

          (K) Seller has not entered into any agreement or instrument which would constitute an encumbrance, mortgage or pledge of the Assets, or which would bind Buyer or the Assets after Closing, in an amount in excess of $5,000 individually or $15,000 in the aggregate;

          (L) Seller has provided to Buyer any and all books, records, contracts, and other documents or data pertaining to the ownership, use, insurance, operation, renovation and maintenance of the Assets, the Leased Assets and the Business;

          (M) Seller has performed all of Seller's obligations under all contracts and commitments applicable to the Business, the Assets and the Leased Assets, and has maintained the Business's books of account and records in the usual, regular and customary manner;

          (N) Seller has complied with all statutes, laws, ordinances and regulations applicable to the Business, the Assets, the Leased Assets and the conduct of the Business;

          (O) Seller has paid all bills and other payments due with respect to the ownership, use, insurance, operation and maintenance of the Business, the Assets and the Leased Assets, as and when such bills or other payments were due, and has taken all action necessary or prudent to prevent liens or other claims for the same from being filed or asserted against any part of the Assets or the Leased Assets; provided however, Seller has not made any expenditures outside the Ordinary Course of Business, nor any capital expenditures, in excess of $5,000 individually or $15,000 in the aggregate;

          (P) Seller has not made any material changes in her management, operations, accounting or business practices or methods (including without limitation, any change in depreciation or amortization policies or rates); and

          (Q) all revenues or cash or other receipts from all sources in all media received by the Business have been deposited in the Business's account.

    3.27 CUSTOMERS. SCHEDULE 3.27 to this Agreement is a true, complete and correct list of all Customers of Seller, together with summaries of the services provided to each Customer during the one (1) year preceding the Closing Date. "Customer" means a customer or client of the Seller during the one year preceding the Closing Date. Except as indicated in SCHEDULE 3.27, Seller does not have any information, nor is she aware of any facts or circumstances, indicating that any of these Customers intend not to do business with Buyer to the same volume and extent, and on the same terms, as they have historically done business with Seller.

    3.28 INTERESTS IN CUSTOMERS, SUPPLIERS AND COMPETITORS. No Affiliate or Employee (nor any former Affiliate or Employee) of Seller, nor any relative of any of them, has any direct or indirect interest in any competitor, supplier or customer of Seller, nor any Person or Entity who has done business with Seller in the one (1) year preceding the Closing Date.

    3.29 BULK SALE WARRANTY FOR SALES TAX PURPOSES. Prior to Closing, Seller has never sold a substantial or significant part of her assets in any single transaction or series of transactions. The transaction contemplated herein is the sale of the entire operating assets of a business, and a sale outside the ordinary course of Seller's business, and therefor no sales tax is due upon the Closing of the Acquisition.

    3.30 DISCLOSURE. Seller has provided to Buyer actual copies of all Contracts, documents concerning all litigation and administrative proceedings, employee benefit plans, Licenses, insurance policies, lists of suppliers, Customers, Employees and independent contractors, and corporate records relating to Seller or her assets and liabilities, the Business and the Real Property, and such information covers all material commitments and liabilities of Seller. In addition, (a) Buyer has been kept fully informed with respect to all material developments in the business of Seller since the July 31, 1997, (b) management of Seller has not made any material business decisions, nor taken any material actions, since July 31, 1997 of which Buyer has not been advised, and (c) Buyer and its agents have been granted unlimited access to the books and records of Seller (whether retained electronically, on disc or on paper).

    3.31 FULL DISCLOSURE. This Agreement, the schedules and exhibits hereto, and all other documents and written information furnished by Seller to Buyer or its representatives pursuant hereto or in connection herewith, are true, complete and correct, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. There are no facts or circumstances relating to the Business or Seller's liabilities, prospects, operations or financial condition, or the Assets, which materially and adversely affect or, so far as the Seller can now reasonably foresee, will materially and adversely affect, the Business, Seller or the assets, liabilities, prospects, operations or financial condition thereof, or the ability of the Seller to perform this Agreement or the obligations of Seller hereunder.

     3.33 BROKERS. Except for The GulfStar Group, Inc., neither the Seller nor her Affiliates, officers, directors, or employees, has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Parent and Buyer jointly and severally represent and warrant that all of the following representations and warranties in this Article IV are true at the date of this Agreement and shall be true at the time of Closing and the IPO Closing Date, and that such representations and warranties shall survive the IPO Closing Date until the Expiration Date, except that solely for purposes of determining whether a claim for indemnification under Section 7.1 hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, the Seller actually incurs liability under the Securities Act, the Exchange Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

     4.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it.

     4.2 AUTHORITY. Each of Buyer and Parent, as applicable, has the right, power, legal capacity, and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and any Ancillary

Agreements by Buyer and Parent, as applicable, have been duly authorized by all necessary corporate action.

     4.3 CAPITAL STOCK OF PARENT AND BUYER. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the Parent and the Buyer are as follows: (i) immediately prior to the Closing Date and the IPO Date, the authorized capital stock of Parent will consist of 100,000,000 shares of common stock, $.01 par value per share ("Parent Shares") of which the number of issued and outstanding shares will be set forth in the Registration Statement, and 10,000,000 shares of preferred stock, $1.00 par value, of which the number of issued and outstanding shares will be set forth in the Registration Statement, all of which will be fully paid and non-assessable except as otherwise set forth in the Registration Statement, and (ii) as of the date of this Agreement, the authorized capital stock of Buyer consists of 10,000 shares of common stock, no par value, all of which are issued and outstanding.

     4.4 TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth on in the Registration Statement,
(i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the Parent or the Buyer to issue any of their respective authorized but unissued capital stock, and (ii) neither the Parent nor the Buyer has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. SCHEDULE 4.4 includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights (excluding the Other Agreements) to acquire Parent Shares.

     4.5 COMMON STOCK. At the time of issuance thereof and delivery to the Seller, the Parent Shares to be delivered to the Seller pursuant to this Agreement will constitute valid and legally issued Parent Shares, fully paid and nonassessable, and with the exception of restrictions upon resale (a) set forth in Section 9.3 hereof and (b) contained in the Stock Pledge Agreement, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the Parent Shares issued and outstanding as of the date hereof by reason of the provisions of the Texas Business Corporation Act. Except as provided in the previous sentence, the Parent Shares issued and delivered to the Seller shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The Parent Shares to be issued to the Seller pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Registration Rights Agreement.

     4.6 VALID AND BINDING OBLIGATIONS. Upon execution and delivery, each of this Agreement and the Ancillary Agreements will constitute the legal, valid, and binding obligation of Buyer or Parent, as applicable, enforceable in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

     4.7 BROKERS. Except for The GulfStar Group, Inc. neither Buyer nor any of its respective Affiliates, officers, directors, or employees, has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein. Seller shall not be liable for the fee paid to The GulfStar Group, Inc.

     4.8 CONSENTS AND APPROVALS. No consent, approval or authorization of, or filing or registration with, any Person or Entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.


                                   ARTICLE V
                            COVENANTS OF THE PARTIES
                            ------------------------

     Buyer and Seller covenant and agree as follows:

     5.1 CONDUCT OF THE BUSINESS. Except as otherwise permitted by this Agreement or consented to by Buyer in writing, Seller shall through the IPO Closing Date conduct the Business in the ordinary course in substantially the same manner as heretofore, using her best efforts to preserve intact her present business organization, to keep available the services of her Employees, and to preserve her relationships with Customers, suppliers and others having business dealings with her.

     5.2 CERTAIN CHANGES. Except as otherwise permitted by this Agreement or consented to by Buyer in writing, Seller shall not: (a) subject any of the Assets to any lien or encumbrance; (b) dispose of any of the Assets; or (c) grant any increase in compensation or benefits to any Employee; (d) materially modify any of the liabilities, or (e) with respect to the Business, perform any act outside the Ordinary Course of Business except as otherwise contemplated by this Agreement.

     5.3 NOTICE. Seller will notify Buyer immediately in writing if (i) any of Seller's representations or warranties set forth in this Agreement are or become untrue prior to the IPO Closing Date, (ii) Seller fails to fully perform all of the covenants of Seller set forth in this Agreement, or (iii) there occurs any Material adverse development in the Business or Seller's market position, sales, profit trends, labor regulations, litigation or insurance claims or otherwise.

     5.4 RECORDS. From the date of execution of this Agreement until the Closing, Seller shall permit Buyer the right, during normal business hours, to inspect any documents, Books and Records or other information pertaining to the Assets.

     5.5 U.C.C. SEARCHES. Within five (5) days from the date of execution hereof, Buyer, at Buyer's sole cost and expense, shall deliver to Seller current searches of all Uniform Commercial Code financing statements filed with the Office of the Secretary of State of California and in any other state, or county in which the Seller has an office, against Seller. Any and all liens, pledges, mortgages, security interests and encumbrances affecting the Assets, regardless of whether same are disclosed in such lien searches, shall be released and discharged by Seller at or prior to Closing.

     5.6 BULK SALES. It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law in any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that except for the Assumed Liabilities, the indemnity provisions of Article VII hereof shall apply to any damages of Buyer arising out of or resulting from the failure of Buyer or Seller to comply with any such laws or any similar law which may be asserted to be applicable.

     5.7 TERMINATION OF EMPLOYMENT OF SELLER'S EMPLOYEES. Buyer anticipates extending an offer of employment to substantially all of the Employees of the Seller on substantially the same terms and conditions as the Employees currently are employed by Seller. Notwithstanding the foregoing, nothing herein shall imply or guarantee employment of any Employee of Seller by Buyer. If Seller's Employees desire employment with Buyer, they will be interviewed in conjunction with the applicants from other sources and given strong consideration for available positions with Buyer, at the wages, hours, and conditions of employment established by Buyer prior to hiring any Employees. Seller agrees to use her best efforts to make available the Employees to the Buyer that Buyer desires to hire for the purpose of operating the Business. Notwithstanding anything to the contrary contained herein, Buyer agrees that it will offer to employ substantially all of Seller's Employees. Nothing shall prohibit Buyer from terminating any of Seller's Employees subsequent to their employment by Buyer.

     5.8 COOPERATION IN CONNECTION WITH THE IPO. The Seller will (a) provide the Parent and the Underwriter with all the Information concerning Seller which is reasonably requested by the Parent and the Underwriter from time to time in connection with effecting the IPO and (b) cooperate with the Parent and the Underwriter and their respective representatives in the preparation and amendment of the Registration Statement (including the Financial Statements) and in responding to the comments of the SEC staff, if any, with respect thereto, to the extent that any of the foregoing concern or reasonably relate to the Seller. The Seller agrees promptly to (a) advise the Parent if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the then current Registration Statement prospectus concerning the Seller becomes incorrect or incomplete in any material respect and (b) provide the Parent with the information needed to correct or complete that information.

     5.9 ADDITIONAL FINANCIAL STATEMENTS. Seller shall promptly furnish to Buyer a copy of all Financial Statements for each additional month-end period beyond July 31, 1997 as soon as same is regularly prepared by Seller in the Ordinary Course of Business. All such additional Financial Statements shall be subject to the same representations and warranties as contained in Section 3.26 of this Agreement. The Parties acknowledge and agree that Buyer shall be permitted to conduct at its sole cost and expense an audit of Seller for the fiscal years ended 1994, 1995 and 1996 in connection with the IPO. Buyer shall pay Seller's reasonable costs incurred in preparing such monthly financial statements.

     5.10 SUPPLEMENTAL INFORMATION. The Seller agrees that, with respect to the representations and warranties of that party contained in this Agreement, that party will have the continuing obligation through the IPO Closing to provide the Parent promptly with such additional supplemental Information (collectively, the "Supplemental Information"), in the form of (a) amendments to then existing Schedules or (b) additional Schedules, as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the Seller, to make each of those representations and warranties true and correct as of the Closing and on the IPO Closing Date. For purposes only of determining whether the conditions to the obligations of the Parent and Buyer which are specified in Section 6.3 have been satisfied, the Schedules as of the Closing and on the IPO Closing Date shall be deemed to be the Schedules and the Investor Representation Letter as of the date hereof as amended or supplemented by the Supplemental Information provided to the Parent prior to the Effective Date pursuant to this Section 5.10; provided, however, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, (a) have had a Material Adverse Effect or (b), based upon the advice of the Underwriter, the Parent has determined (which shall be conclusive for purposes of this Section
5.10 and 8.3(a)(iv), but not for any purpose of Article VII), (i) are having or will have a Material Adverse Effect, (ii) will materially adversely affect the Parent's ability to consummate the IPO or (iii) will adversely affect the pricing of the Parent Shares in the IPO, the Parent will be entitled to terminate this Agreement pursuant to Section 8.3(a)(iv); and provided, further, that if the Parent is entitled to terminate this Agreement pursuant to Section 8.3(a)(iv), but elects not to do so, it will be entitled to treat as Buyer Indemnified Losses (which treatment will not prejudice the right of the Seller to contest Damage claims made by the Parent in respect of those Buyer Indemnified Losses) all Damages to the Business which are attributable to the circumstances, conditions, events and state of facts first disclosed herein after the date hereof in the Supplemental Information. The Parent will provide the Seller with copies of the Registration Statement, including all pre-effective amendments thereto, promptly after the filing thereof with the SEC under the Securities Act.

     5.11 INSURANCE. Seller shall assist, and shall cause her Affiliates to assist, Buyer in transferring to Buyer any insurance applicable to the Assets or the Leased Assets which Buyer elects to maintain in effect.

     5.12 CONFIDENTIALITY. Seller will not, and will not permit any of her Affiliates to, disclose any information of a confidential or proprietary nature concerning the Assets or the Business to any third parties, and in no event shall Seller use, or allow any of her Affiliates to use, such confidential or proprietary information for her or his own benefit or to the detriment of Buyer or the Business. No public or private announcement shall be made of the transactions contemplated herein, nor the terms hereof, by Seller or any of her Affiliates, without the prior written approval of Buyer as to timing, form and content. Except for disclosure required in the Registration Statement or a public announcement made in connection therewith, no public announcement shall be made of the transactions contemplated herein, nor the terms hereof, by Parent or any of its Affiliates, without the prior written approval of Buyer as to form and content

                                   ARTICLE VI
                                  THE CLOSING
                                  -----------

     6.1 PRICING. At or prior to Pricing, the Parties shall take all actions necessary to (a) complete the Acquisition (including the execution and delivery of this Agreement and the Ancillary Agreements which shall be placed in escrow under the control of the Parent for release to the Parties on the IPO Date), and
(b) effect the delivery of the Parent Shares referred to in Section 2.3 hereof, provided however, that such actions shall not include the actual completion of the Acquisition or the delivery of the Common Stock and funds referred to in
Section 2.3 hereof, each of which actions shall only be taken upon the IPO Closing Date as herein provided. For purposes of this Article VI, the term "Pricing" shall mean the date of determination by Parent and the Underwriter of the public offering price of the Parent Shares in the IPO; the Parties contemplate that the Pricing shall take place on the Closing Date. The escrow agreement relating to this Agreement and the Ancillary Agreements shall provide that in the event that there is no IPO Closing Date, and this Agreement terminates as provided in Section 8.3(b)(ii), the Agreement and the Ancillary Agreements shall not be delivered to the Parties. The taking of the actions described in clauses (a) and (b) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Boyer, Ewing & Harris Incorporated, 9 Greenway Plaza, Suite 3100, Houston, Texas 77046. On the IPO Closing Date, all transactions contemplated by this Agreement, including the delivery of the Parent Shares, the wire transfer of the cash portion of the Purchase Price which Seller is entitled to receive pursuant to Section 2.3 hereof, and the closing of the IPO shall occur and be completed. Except as otherwise provided in Section 8.3 hereof, during the period from the Closing Date to the IPO Closing Date, this Agreement may only be terminated by the Parties if the Underwriting Agreement is terminated pursuant to the terms thereof.

     6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of the Seller with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions other than the conditions set forth in this Section 6.2(i) and (viii) that cannot be satisfied prior to the IPO Closing Date. The obligations of the Seller with respect to actions to be taken on the IPO Closing Date are subject to the satisfaction or waiver on or prior to the IPO Closing Date of the conditions set forth in this Section 6.2(i) and (viii). As of (a) the Closing Date if any such conditions have not been satisfied other than the conditions set forth in this Section 6.2(i) and (viii) that cannot be satisfied prior to the IPO Closing Date or (b) the IPO Closing Date, if any such conditions have not been satisfied, the Seller shall have the right to terminate this Agreement, or in the alternative, waive any condition not so satisfied.
Any act or action of the Seller in consummating the Closing on the Closing Date to the extent set forth in the first sentence of Section 6.1 shall constitute a waiver of any conditions not so satisfied other than the conditions set forth in this Section 6.2(i) and (viii) that cannot be satisfied prior to the IPO Closing Date. However, no such waiver shall be deemed to affect the survival of the representations and warranties of Parent and Buyer contained in Article IV hereof.

          (i) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of the Parent and the Buyer contained in
     Article IV shall be
     true and correct in all material respects as of the Closing Date and the IPO Closing Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Parent and the Buyer on or before the Closing Date and the IPO Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the IPO Closing Date, respectively, and signed by each of the Parent and the Buyer shall have been delivered to the Seller.

          (ii) NO LITIGATION. No action or proceeding before a Governmental Authority shall have been instituted or threatened to restrain or prohibit the Acquisition or the IPO and no Governmental Authority shall have taken any other action or made any request of the Parent or the Buyer as a result of which the management of the Seller deems it inadvisable to proceed with the transactions hereunder.

          (iii) OPINION OF COUNSEL. The Seller shall have received an opinion from counsel for the Parent dated the Closing Date, in the form attached as Exhibit F-1 hereto.

          (iv) REGISTRATION STATEMENT. The Registration Statement, as amended to cover the offering, issuance and sale by Parent of such number of Parent Shares at the IPO Price (which need not be set forth in the Registration Statement when it becomes effective under the Securities Act) as shall yield aggregate cash proceeds to the Parent from that sale (net of Underwriter's discount or commissions) in at least the amount (the "Minimum Cash Amount") that is sufficient, when added to the funds, if any, available from other sources (if any, and as set forth in the Registration Statement when it becomes effective under the Securities Act)(the "Other Financing Sources") to enable the Parent to pay or otherwise deliver on the IPO Closing Date (i) the total cash portion of the Purchase Price then to be delivered pursuant to Article II; (ii) the total cash portion of the acquisition consideration then to be delivered pursuant to the Other Agreements as a result of the consummation of the acquisition transactions contemplated thereby, and (iii) the total amount of indebtedness of the Seller, each Other Acquired Business and the Parent which the Registration Statement discloses at the time it becomes effective under the Securities Act will be repaid with proceeds received by the Parent from the IPO and Other Financing Sources.

          (v) CONSENTS AND APPROVALS. All necessary consents of and filings with any Governmental Authority relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Acquisition.

          (vi) GOOD STANDING CERTIFICATES. Parent and the Buyer each shall have delivered to the Seller certificates, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Texas and California Secretaries of State, respectively, and in each state in which the Parent and Buyer is authorized to do business, showing that each of the Parent and the Buyer is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Parent and the Buyer, respectively, for all periods prior to the Closing have been filed and paid.

          (vii) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to the Parent or the Buyer which would constitute a Material Adverse Effect.

          (viii) CLOSING OF IPO. The closing of the sale of the Parent Shares to the Underwriters in the IPO shall have occurred simultaneously with the IPO Closing Date hereunder.

          (ix) SECRETARY'S CERTIFICATE. The Seller shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of each of the Parent and the Buyer, certifying the truth and correctness of attached copies of the Parent's and the Buyer's respective resolutions of their boards of directors and, if required, the stockholders of the Parent and the Buyer approving the Parent's and the Buyer's entering into this Agreement and the consummation of the transactions contemplated hereby.

          (x) SELLER EMPLOYMENT AGREEMENT. The Buyer shall have entered into an employment agreement with the Seller in the form attached as Exhibit A ("Seller Employment Agreement").

          (xi) REGISTRATION RIGHTS AGREEMENT. Parent shall have entered into the Registration Rights Agreement with the Seller in the form attached as Exhibit B ("Registration Rights Agreement").

     6.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARENT AND THE BUYER. The obligations of the Parent and the Buyer with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions other than the conditions set forth in this Section 6.3(i) and (vii) that cannot be satisfied prior to the IPO Closing Date. The obligations of Parent and Buyer with respect to actions to be taken on the IPO Closing Date are subject to the satisfaction or waiver on or prior to the IPO Closing Date of all of the following conditions. As of (a) the Closing Date if any such conditions other than the conditions set forth in this
Section 6.3(i) and (vii) that cannot be satisfied prior to the IPO Closing Date have not been satisfied or (b) as of the IPO Closing Date, if any such conditions have not been satisfied, Parent and Buyer shall have the right to terminate this Agreement, or waive any such condition, but no such waiver shall be deemed to affect the survival of the representations and warranties contained in Article III hereof.

          (i) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATION. All the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the IPO Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Seller on or before the Closing Date or the IPO Closing Date, as the case may be, shall have been duly performed or complied with in all Material respects; and the Seller shall have delivered to the Buyer certificates dated the Closing Date and the IPO Closing Date, respectively, and signed by them to such effect.

          (ii) NO LITIGATION. No action or proceeding before a Governmental Authority shall have been instituted or threatened to restrain or prohibit the Acquisition or the IPO and no Governmental Authority shall have taken any other action or made any request of Parent as a result of which the management of Parent deems it inadvisable to proceed with the transactions hereunder.

          (iii) OPINION OF COUNSEL. Parent shall have received an opinion from Counsel to the Seller, dated the Closing Date, substantially in the form attached as Exhibit F-2 hereto.

          (iv) REGISTRATION STATEMENT. The Registration Statement, as amended to cover the offering, issuance and sale by Parent of such number of Parent Shares at the IPO Price as shall yield aggregate cash proceeds to the Parent from that sale (net of Underwriter's discount or commissions) in at least the Minimum Cash Amount.

          (v) CONSENTS AND APPROVALS. All necessary consents of and filings with any Governmental Authority relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Acquisition.

          (vi) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to the Seller which would constitute a Material Adverse Effect, and the Seller shall not have suffered any Material loss or damages to any of her properties or assets, whether or not covered by insurance, which change, loss or damage Materially affects or impairs the ability of the Seller to conduct her business.

          (vii) CLOSING OF IPO. The closing of the sale of the Parent Shares to the Underwriters in the IPO shall have occurred simultaneously with the IPO Closing Date hereunder.

          (viii) SELLER EMPLOYMENT AGREEMENT. The Seller shall have entered into the Seller Employment Agreement.

          (ix) REGISTRATION RIGHTS AGREEMENT. Seller shall have entered into the Registration Rights Agreement.

          (x) BILL OF SALE. Seller shall have delivered to the Buyer instruments of assignment and transfer or bills of sale signed by the Seller as the Buyer reasonably requests, including the Bill of Sale attached as Exhibit C ("Bill of Sale").

          (xi) INVESTOR REPRESENTATION LETTER. Seller shall have delivered to the Parent at or prior to the signing of the Registration Statement an Investor Representation Letter in the form attached as Exhibit D, with respect to the acquisition of the Parent Shares to be issued to Seller.

          (xiii)   STOCK PLEDGE AGREEMENT.  Seller shall have delivered to
     Buyer a Stock Pledge Agreement in the form attached as Exhibit E ("Stock Pledge") as well as the Parent Shares issuable to the Seller at the Closing (complete with stock powers executed in blank).

          (xiv) SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to the Parent.

     6.4 FURTHER ASSURANCES. At and after the Closing, each of the Parties shall take all appropriate action and execute all documents of any kind which may be reasonably necessary or desirable to carry out the transactions contemplated hereby. The Seller, at any time at or after the Closing, will execute, acknowledge and deliver any further bills of sale, assignments and other assurances, documents and instruments of transfer, reasonably requested by the Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the Buyer, for the purpose of assigning and confirming to the Buyer, all of the Assets. The Buyer shall notify the Seller promptly, and in no event more than ten (10) business days after the Buyer's receipt, of any tax inquiries or notifications thereof which relate to any period prior to the Effective Date, and the Seller shall prepare and deliver responses to such inquiries as the Seller deems necessary or appropriate. In addition, the Seller shall make available the books and records of the Business during reasonable business hours and take such other actions as are reasonably requested by the Buyer to assist the Buyer in the operation of the Business.

     6.5 CONFIDENTIAL INFORMATION. After the Closing and except as otherwise specifically permitted in this Agreement, each party to this Agreement agrees, on behalf of itself and its Affiliates, to use reasonable efforts not to divulge, communicate, use to the detriment of any other party to this Agreement or its Affiliates or for the benefit of any other person or persons, any confidential information or trade secrets of such other party with respect to the Assets or the Business, including personnel information, secret processes, know-how, customer lists, formulae, or other technical data; provided however, if any party to this Agreement or any of its Affiliates is compelled to disclose such information to any tribunal, regulatory or Governmental Authority or else stand liable for contempt or suffer other censure and penalty, such party may so disclose such information without any liability hereunder.

     6.6 ASSIGNMENT OF CONTRACTS. On or before the Effective Date, Seller shall have delivered to Buyer all of the Contracts presently in force and shall have effected a valid assignment of all of Seller's rights and obligations thereunder.

                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

     7.1  INDEMNIFICATION.

          A. BY THE SELLER. Subject to Section 7.1(E) hereof, the Seller shall indemnify, save, defend and hold harmless the Parent and Buyer and their respective shareholders, directors, officers, partners, agents and employees (collectively, the "Buyer Indemnified Parties") from and against any and all costs, lawsuits, losses, liabilities, deficiencies, claims and expenses, including interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant, breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by the Seller in or pursuant to this Agreement or the Ancillary Agreements, or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Seller under this Agreement, (ii) based upon, arising out of, or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period prior to the Effective Date, other than those Damages based upon or arising out of the Assumed Liabilities, or (b) arising out of facts or circumstances existing prior to the Effective Date, other than those Damages based upon or arising out of the Assumed Liabilities; provided however, that the Seller shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Buyer Indemnified Parties, and (iii) any liability under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a Material fact relating to the Seller, and provided to Parent or its counsel by the Seller, contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a Material fact relating to the Seller required to be stated therein or necessary to make the statements therein not misleading, provided however, that such indemnity shall not inure to the benefit of Parent and Buyer to the extent such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and Seller provided, in writing, corrected information to Parent and Parent's counsel for inclusion in the Final Prospectus, and such information was not included or properly delivered.

          B. BY THE BUYER. Subject to Section 7.1(E) hereof, the Parent and Buyer shall indemnify, save, defend and hold harmless the Seller from and against any and all Damages (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant, breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by the Buyer or Parent in or pursuant to this Agreement, the Ancillary

Agreements, or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Buyer under this Agreement, (ii) based upon, arising out of or otherwise in respect of any liability or obligation of the Business or relating to the Assets
(a) relating to any period on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities, or (b) arising out of facts or circumstances existing on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities; provided, however, that the Buyer shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by the Seller , (iii) under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a Material fact relating to Parent, Buyer or any Other Acquired Business contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission (or alleged omission) to state therein a Material fact relating to Parent or Buyer or any of the Other Acquired Businesses required to be stated therein or necessary to make the statements therein not misleading.

          C. DEFENSE OF CLAIMS. If any lawsuit or enforcement action is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days, after the service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified Party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates that the amount the indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten
(10) days and so long as the indemnifying Party is not materially prejudiced by the failure to receive such notice. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this Section 7.1 to indemnify the indemnified Party by a delivery of notice of such election ("Notice of Election") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and the indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense (except with respect to the fees and expenses of the indemnified Party's attorney, which shall be borne by the indemnified Party) with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to, defend, compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the indemnifying Party.

          D. THIRD PARTY CLAIMS. The provisions of this Section 7.1 are not limited to matters asserted by the Parties, but cover Damages incurred in connection with third party claims. The indemnity hereunder is in addition to any and all rights and remedies of the Parties in connection herewith.

          E. LIMITATION ON INDEMNIFICATION. Notwithstanding the other provisions of this Section 7.1, Seller shall not be liable to Buyer Indemnified Parties, and Parent and Buyer shall not be liable to Seller, for the first $25,000 in aggregate Damages suffered by such indemnified Parties; provided, however, that once any such indemnified Parties have suffered Damages aggregating in excess of $25,000, the indemnifying Party shall reimburse the indemnified Parties for the full amount of such Damages, including the $25,000 in Damages initially excluded. In no event shall the aggregate Damages payable by an indemnifying Party to indemnified Parties exceed 50% of the Purchase Price.

     7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties, covenants and agreements of the Parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the Parties until the Expiration Date.

                                  ARTICLE VIII
                            TERMINATION AND REMEDIES
                            ------------------------

     8.1 SPECIFIC PERFORMANCE; REMEDIES. Each of the Parties hereby agrees that the transactions contemplated by this Agreement are unique, and that each Party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance.
If any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it, he or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

     8.2 OFFSET; REMEDIES. To the extent not otherwise prohibited by applicable law, all amounts due and owing by the Buyer to the Seller under this Agreement, the Ancillary Agreements, or any other document, instrument, or agreement executed in connection herewith shall be subject to offset by the Buyer to the extent of any Damages incurred by any breach by the Seller, under this Agreement or any Ancillary Agreement, or any document, instrument, or agreement executed in connection herewith. In the event Buyer elects to offset any Damages incurred as a result of any such breach, Buyer shall furnish Seller notice containing detailed information about the breach, the magnitude of the damages that Buyer has or reasonably expects to incur, and whether the offset is against the Parent Shares pledged under the Stock Pledge Agreement or otherwise (the act of offsetting by Buyer shall be referred to as an "Offset"). The Seller acknowledges and agrees that but for the right of Offset contained in this Agreement, the Buyer would not have entered into this Agreement or any of the transactions contemplated herein. If any legal action or other proceeding is brought for the enforcement of this Agreement, any Ancillary Agreement, or any document, instrument, or agreement executed in connection herewith, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, or any Ancillary Agreement, or any document, instrument, or agreement executed in connection herewith, the successful or prevailing Party or Parties shall be entitled to recover other remedies to which it or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law. Buyer shall not effect an Offset hereunder without giving Seller at least 10 days advance written notice of its intent to do so. During such 10-day period, Seller shall have the right to cure any breach giving rise to the Damages which are the subject of the Offset, provided the events giving rise to such Damages are curable.

     8.3 TERMINATION. Termination of This Agreement. (a) This Agreement may be terminated at any time prior to the Closing solely:

          (i) by the mutual written consent of the Parent and the Seller;

          (ii) subject to Section 8.5, by the Seller, on the one hand, or by the Parent, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1997, unless the failure of such transactions to be consummated results from the willful failure of the Party seeking to terminate this Agreement to perform or materially adhere to any agreement required hereby to be performed or adhered to by it prior to or at the Closing or thereafter on the IPO Closing Date;

          (iii) by the Seller, on the one hand, or by the Parent, on the other hand, if a Material breach or default shall be made by the other Party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

          (iv) by the Parent if it is entitled to do so as provided in Section 5.10.

          (b) Subject to Section 8.5, this Agreement may be terminated after the Closing solely:

          (i) by the Parent or the Seller if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

          (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within ten (10) New York City business days after the date of the Closing.

     8.4 LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.3, there shall be no liability or obligation on the part of any Party hereto except to the extent that such liability is based on the breach by that Party of any of its representations, warranties or covenants set forth in this Agreement.

     8.5  SELLER'S OPTION.   If the IPO Closing Date has not occurred by
December 31, 1997, and Seller has not breached this Agreement, Seller shall have the option to terminate this Agreement as set forth in Section 8.3 or require Buyer or Parent to purchase the Assets for the same Purchase Price as is provided in Section 2.3 hereof, subject to the adjustments provided in Sections
2.4 and 2.5 (the "Option Price"); provided that the form of payment of the Option Price shall be as described below. The Option Price would be payable 50% in cash and 50% in two convertible subordinated notes of Buyer ("Notes"). One Note ("Note One") would be in an original principal amount equal to 20% of the Option Price and would bear interest at 7% per annum payable quarterly. The principal balance of Note One would be payable in 16 quarterly installments, the first of which would be due on the end of the 15/th/ month following the date of such Note. Payments of principal and interest on Note One would be subject to
(a) the continued generation by the division of the Buyer established to operate the Business of EBIT (as defined below) of at least $1,006,200 and (b) subordination provisions regarding such payments as are required by Parent's senior lenders (such subordination provisions to be substantially the same as those executed by Richard Looney). Note One would have default provisions equivalent to those contained in other such notes issued the subsidiaries of the Parent in previous transactions and, in the event of an IPO or upon the sale of the Parent, would, at Seller's option, accelerate or convert into Parent Shares. Any conversion of Note One would be at the sales price or 90% of the IPO price. The second Note ("Note Two") would be in an original principal amount equal to 30% of the Option Price and would bear interest at 6% per annum payable quarterly. The principal balance of Note Two would be payable in full at the end of the eighth year. Note Two would have default provisions similar to those contained in similar notes issued by subsidiaries of the Parent and would be subordinated as required by Parent's senior lenders. Note Two would automatically convert into Parent Shares upon the occurrence of certain conditions. EBIT shall be equal to Seller's pre-tax income plus (i) net interest expense, (ii) one-time expenses and (iii) depreciation and amortization. In addition to the other conditions contained herein, the Seller's option will be subject to the additional condition that the Buyer shall have received notification from Texas Commerce Bank, N.A. that such it has approved consummation of the transactions contemplated by this Section 8.5 under the Parent's acquisition line of credit.

                                   ARTICLE IX
                  COVENANTS OF BUYER AND SELLER AFTER CLOSING

     9.1. FINAL NET WORTH ADJUSTMENT. Within 30 days after the IPO Closing Date, the Buyer and Seller shall adjust the Purchase Price of the Assets as set forth in Sections 2.4 and 2.5, and the

Buyer shall deliver to Seller, or Seller shall deliver to Buyer, cash equal to the differential between the Guaranteed Net Worth and the Final Net Worth, if any.

     9.2. PREPARATION AND FILING OF TAX RETURNS.

          (i) The Seller shall file or cause to be filed all federal income tax returns of the Seller for all taxable periods that end on or before the IPO Closing Date, and shall permit the Parent to review all such tax returns prior to such filings.

          (ii) Parent shall file or cause to be filed all separate tax returns of, or that include, any Other Acquired Business for all taxable periods ending after the IPO Closing Date.

          (iii) Each Party shall, and shall cause its Subsidiaries and Affiliates to, provide to each of the other Parties hereto such cooperation and information as any of them reasonably may request in filing any tax return, amended tax return or claim for refund, determining a liability for taxes or a right to refund of taxes or in conducting any audit or other proceeding in respect of taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant tax returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and tax basis of property, which such Party may possess. Each Party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each Party required to file tax returns pursuant to this Agreement shall bear all costs of filing such tax returns.

     9.3 RESTRICTIVE LEGEND. The Seller consents to the imprinting on all certificates representing Parent Shares issued to her as part of the Purchase Price of the following legend:

     THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON (1) SUCH REGISTRATION, OR (2) DELIVERY TO THE ISSUER OF SUCH SHARES OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (3) THE SUBMISSION TO THE ISSUER OF SUCH SHARES OF OTHER EVIDENCE, REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT ANY SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR OTHER APPLICABLE SECURITIES LAWS OF ANY STATE, OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.

     9.4 PLEDGE OF PARENT SHARES. Seller shall deliver all Parent Shares acquired from the Buyer as part of the Purchase Price to Buyer to be held pursuant to the terms of the Stock Pledge Agreement.


                                   ARTICLE X
                                 MISCELLANEOUS
                                 -------------

     10.1 FEES. Except as expressly set forth herein to the contrary, each Party shall be responsible for all costs, fees and expenses (including attorney and accountant fees and expenses) paid or incurred by such Party in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, or otherwise in connection with the transaction contemplated hereby.

     10.2 MODIFICATION OF AGREEMENT. This Agreement may be amended or modified only in writing signed by all of the Parties.

     10.3 NOTICES. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally or telefaxed with receipt of transmission confirmed during regular business hours during a business day to the appropriate location described below, or three (3) business days after posting thereof by United States first-class, registered or certified mail, return receipt requested, with postage and fees prepaid and addressed as follows:

          IF TO SELLER:          Jilio & Associates
                                 3090 Bristol, Suite 100
                                 Costa Mesa, California 92626
                                 Attn: Colleen Jilio

          IF TO the Seller:
                                 Colleen Jilio
                                 3090 Bristol, Suite 100
                                 Costa Mesa, California 92626

          With a copy to:        Steve Kane
                                 Charles & Kane
                                 1920 Main Street, Suite 1070
                                 Irvine, California 92614
                                 Fax No. (714) 852-9878
                                 E-Mail cksmk@AOL.com

         IF TO BUYER OR PARENT: Litigation Resources of America-California, Inc.
                                Litigation Resources of America, Inc.
                                650 First City Tower, 1001 Fannin
                                Houston, Texas 77002
                                Phone:  713/653-7100
                                Fax:   713/653-7172

          With a copy to:       John W. Menke
                                Boyer, Ewing & Harris Incorporated
                                Nine Greenway Plaza, Suite 3100
                                Houston, Texas 77046
                                Phone: 713/871-2025
                                Fax: (713) 871-2024

Any addressee at any time by furnishing notice to the other addressees in the manner described above may designate additional or different addresses for subsequent notices or communications.

     10.4 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or affect the enforceability of any other provision of this Agreement.

     10.5 ENTIRE AGREEMENT; BINDING EFFECT. This Agreement and the Ancillary Agreements set forth the entire agreement among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

     10.6 WAIVER. No delay in the exercise of any right under this Agreement shall waive such rights. Any waiver, to be enforceable, must be in writing.

     10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

     10.8 ASSIGNMENT. The Seller shall not assign this Agreement or any interest herein.

     10.9 HEADINGS. Headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     10.10 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement or to be delivered by the Seller, upon review and approval by the Buyer, are and shall be hereby incorporated in and made a part of this Agreement. All Schedules to this Agreement must be delivered no later than four
(4) days prior to Closing, in order to provide the Buyer ample time to review and evaluate the items described therein and disclosed thereby. Although the Schedules remain subject to the review and approval of the Buyer, no such review or approval shall constitute a waiver by the Buyer of any breach or default caused by the inaccuracy or incompleteness of any Schedule, the accuracy and completeness of the Schedules being the sole responsibility of the Seller.

     10.11 RIGHTS AND LIABILITIES OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties, the Buyer Indemnified Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any Party to this Agreement.

     10.12 SURVIVAL. Subject to Section 7.2, this Agreement, including but not limited to all covenants, warranties, representations and indemnities contained herein, shall survive the Closing, and the Bill of Sale and all other documents, instruments or agreements relating to the Assets and the transactions contemplated herein shall not be deemed merged therein.

     10.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

     10.14 ATTORNEYS' FEES. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees from the other Party hereto.

     10.15 DRAFTING. All Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement in multiple counterparts effective as of the date first written above.

                         BUYER:
                         ------

                         LITIGATION RESOURCES OF
                         AMERICA-CALIFORNIA, INC.,
                         a California corporation

                         By: /s/ Richard O. Looney
                             --------------------------------------------------
                             Richard O. Looney, Chairman and Chief Executive
                              Officer

                         PARENT:
                         -------

                         LITIGATION RESOURCES OF AMERICA, INC.,
                         a Texas corporation

                         By: /s/Richard O. Looney
                             --------------------------------------------------
                             Richard O. Looney, Chairman and Chief Executive
                              Officer

                         SELLER:
                         -------

                         /s/ Colleen Jilio
                         -----------------------------------------------------
                         Colleen Jilio

Schedules
-----------
2.1(a)    -         Equipment
2.1(b)    -         Contracts
2.1(c)    -         Books and Records
2.1(e)    -         Intellectual Property
2.1(g)    -         General Intangibles
2.1(j)    -         Inventory
2.2       -         Excluded Assets
2.7       -         Allocation of Purchase Price
3.3(A)    -         Consents and Approvals
3.3(B)    -         Breaches or Defaults
3.5       -         Exceptions to Title
3.6       -         Leased Personal Property
3.14(A)   -         Owned Real Property
3.14(B)   -         Leased Real Property
3.15      -         Insurance Policies
3.16      -         Banking
3.18(A)   -         Employees
3.18(B)   -         Independent Contractors
3.19      -         Employee Benefit Plans
3.20      -         Employment Agreement
3.21      -         Liabilities
3.22      -         Litigation
3.26      -         Certain Changes or Events
3.27      -         Customers
4.4       -         Parent Capitalization
Exhibits
-----------
A         Seller Employment Agreement
B         Registration Rights Agreement
C         Bill of Sale
D         Investor Representation Letter
E         Stock Pledge Agreement
F-1       Legal Opinion
F-2       Legal Opinion

EXHIBIT A

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated effective the ____ day of _________, 1997 (the "Effective Date"), is entered into by and between LITIGATION RESOURCES OF AMERICA -- CALIFORNIA, INC., a California corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), and COLLEEN JILIO, an individual residing in the State of California (the "Employee"). The Company and Employee may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties." All capitalized terms not otherwise defined herein shall have the same meaning as contained in that certain Agreement of Purchase and Sale of Assets executed as of September __, 1997 (the "Purchase Agreement"), by and among Employee, the Company and LITIGATION RESOURCES OF AMERICA , INC., a Texas corporation and the parent company of the Company ("Parent") and certain other parties.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Employee has been the sole owner of her own business d.b.a Jilio & Associates ("Business") and her knowledge of the affairs of the Business are of great value to the Company, which acquired the Business pursuant to the Purchase Agreement; and

     WHEREAS, the Parties would not have entered into the Purchase Agreement without the execution of this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings herein contained and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby undertake and agree as follows:

     1. Employment Term. The Company hereby employs the Employee commencing on the Effective Date for a term of three (3) years (the "Employment Term"), unless sooner terminated as hereinafter provided. The term of this Agreement may be renewed or extended for one or more successive additional one (1) year terms upon mutual agreement of the Parties at least 90 days prior to the expiration of the initial term or any such renewal term. Unless otherwise provided herein, Sections 12 - 26 of this Agreement shall survive the expiration or termination of this Agreement, for any reason whatsoever. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

     2. Duties. The Employee shall serve as the President of the Division (as defined on Exhibit A) of the Company and shall report to, and be subject to the general direction and control of the Chief Executive Officer and the Board of Directors of the Company (the "Board"). The Employee shall perform such management and administrative duties, consistent with the Employee's position, as are from time to time assigned to the Employee by the Chief Executive Officer and the

Board, including developing local, regional, and national customers for the Company and its Affiliates (defined below). The Employee also agrees to perform, without additional compensation, such other services for the Company, and for any parent, subsidiary or affiliate corporations of the Company and any partnerships in which the Company may from time to time have an interest (herein collectively called "Affiliates"), as the Chief Executive Officer or Board shall from time to time specify, if such services are of the nature commonly associated with the position of president of a division of a company engaged in activities similar to the activities engaged in by the Company and to perform such other activities as are consistent with the Employee's past responsibilities as an employee of the Company; provided, that Employee shall not be required to engage in any business that is not reasonably related to the Business of the Company, as hereinafter defined. For purposes of this Agreement, the "Business of the Company" or, alternatively, "Business" shall be defined as the current business of the Company, including, but not limited to, the court reporting business in the Orange County, California area. The term "Company" as used in this Agreement shall be deemed to include and refer to all such Affiliates.

     3. Extent of Service. The Employee shall devote her full business time, attention and energy to the business of the Company, and shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, if (i) such investments will not require services on the part of the Employee which would in any material way impair the performance of her duties under this Agreement, (ii) such other businesses or enterprises are not engaged in any business competitive with the business of the Company, and (iii) the Employee has complied with Sections 12 and 13 of this Agreement with respect to each such passive investment.

     4. Compensation. As payment for the services to be rendered by the Employee hereunder during the initial term, the Employee shall be entitled to receive:

     (a) a salary in the aggregate amount of One Hundred Thousand Dollars ($150,000.00) per year effective as of the date hereof, which shall be payable monthly or in accordance with the payroll policies of the Company in effect from time to time if such policies provide for payment of salary more frequently than monthly, until the date of termination of Employee's employment under this Agreement;

     (b) a bonus to be calculated in accordance with Schedule A attached hereto, payable within ninety (90) days after the end of each combined fiscal year of the Company (the "Annual Bonus") including, without limitation, the first fiscal year end after the Effective Date hereof; provided, however, that any Annual Bonus calculated with respect to a fiscal year during which the Employee was employed for only a part of such year shall be prorated to account for the number of days during such year in which Employee was employed by the Company;

     (c) in the event that the Employee identifies a business as an acquisition candidate for Parent or any of its subsidiaries, such acquisition candidate has not been previously brought to the attention of Parent and Parent or any of its subsidiaries ultimately acquires such business, the Employee shall be entitled to receive, at the closing of such acquisition, a cash payment equal to one percent (1%) of the total consideration paid by the Parent or any subsidiary in connection with such acquisition. In no event shall Parent or any subsidiary be obligated to close any acquisition with regard to any business identified by the Employee as an acquisition candidate, and no fee shall be payable hereunder unless and until such acquisition closes; and

     (d) commissions based upon the revenues generated from National Account (as defined below) sales originated by her or employees of the Parent or its subsidiaries who report to her. The amount of commissions payable will be based upon a formula ("Formula") to be established by the Board of Directors of the Parent. The Formula may be amended from time to time by the Parent's Board of Directors and the Employee shall be entitled to receive compensation hereunder based upon the Formula as it exists on the date of the origination of the National Account. A "National Account" is any account established with an insurance or "Fortune 500" company pursuant to which two or more of the Parent's offices in different geographical areas render services. Until notice of a change in the Formula applicable to the Employee is given to the Employee by the Parent's Board of Directors, the Formula applicable to the Employee shall be as follows:


Commission                          Price Structure of
Percentage of Gross Sales           National Account

3.00%                               Market price

2.50%                               Discount of 5% to less than 10% from
                                    market price rate

2.00%                               Discount of 10% to less than 15% from
                                    market price rate

1.50%                               Discount of 15% to less than 20% from
                                    market price rate

1.00%                               Discount of 20% to less than 25% from
                                    market price rate

0.50% Discount of 25% or more from market price rate


     In certain circumstances, more than one individual may be entitled to receive commissions based upon sales from a National Account. In such circumstances, the commissions described above would be shares by the Employee and the other individual(s) on such a basis as is determined to be fair by the Parent's Board of Directors. All commissions payable hereunder will be paid in cash within 45 days of the end of the calendar year in which they are earned.

     5. Expenses. During the term of this Agreement, the Company shall promptly pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by her in connection with the Business of the Company and approved by the Board or incurred in accordance with the travel and reimbursement policies of the Company as the same shall be in effect from time to time, upon submission by her of an
appropriate statement documenting such expenses.    The Company shall also pay
the Employee an automobile allowance in the amount of $750.00 per month.

     6. Employee Benefits. During the term of this Agreement, the Employee shall be entitled to participate in all employee benefit plans from time to time made generally available to the executive employees of the Parent, including any stock option plan, retirement plan, profit-sharing plan, group life plan, health or accident insurance or other employee benefit plans as the same shall be maintained in effect, as determined by the Board. In the event that the Parent adopts a stock option plan, the Employee shall be eligible to participate as a key employee under such plan. If the Parent grants stock options to any of its officers under such a plan and the Employee is also granted stock options, the stock options granted to the Employee shall be on the same terms as those granted to the officers.

     7. Vacation. During the term of this Agreement, the Employee shall be entitled to annual vacation time determined in accordance with the vacation policies of the Company in effect from time to time but not less than four (4) weeks per year, during which time her compensation shall be paid in full. Unused vacation time shall not accrue from year to year.

     8. Covenants of Employee. For and in consideration of the employment herein contemplated and the consideration paid or promised to be paid by the Company, the Employee does hereby covenant, agree and promise that during the term hereof and thereafter to the extent specifically provided in this
Agreement:

     (a) Except as otherwise specifically permitted by this Agreement, during the term of this Agreement, Employee will not actively engage, directly or indirectly, in any other business other than that of Company, except at the direction or approval of the Company.

     (b) The Employee will use her best reasonable efforts to truthfully and accurately make, maintain and preserve all records and reports that the Company may from time to time request or require.

     (c) The Employee will fully account for all money, records, goods, wares and merchandise or other property belonging to the Company of which the Employee has custody, and will pay over and deliver same promptly whenever and however she may be reasonably directed to do so by the Company.

     (d) The Employee will obey all rules, regulations and special instructions of the Company applicable to her, and will be loyal and faithful to the Company at all times.

     (e) The Employee will make available to the Company any and all of the information of which she has knowledge relating to the business of the Company, and will make all suggestions and recommendations which she feels will be of mutual benefit to the Parties.

     (f) The Employee agrees that upon termination of her employment hereunder she will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, processes, papers and writings related to the Business of the Company and all other property belonging to the Company, together with all copies of the foregoing, it being understood and agreed that the same are the sole property of the Company.

     (g) The Employee agrees that all ideas, concepts, processes, discoveries, devices, machines, tools, materials, designs, improvements, inventions and other things of value relating to the Business of the Company (hereinafter collectively referred to as "intangible rights"), whether patentable or not, which are conceived, made, invented or suggested by her alone or in collaboration with others during the term of her employment, and whether or not during regular working hours, shall be promptly disclosed in writing to the Company and shall be the sole and exclusive property of the Company. The Employee hereby assigns all of her right, title and interest in and to all such intangible rights to the Company, and its successors or assigns. In the event that any of such intangible rights shall be deemed by the Company to be patentable or otherwise registerable under any federal, state or foreign law, the Employee further agrees that, at the expense of the Company, she will execute all documents and do all things reasonably necessary, advisable or proper to obtain patents therefor or registration thereof, and to vest in the Company full title thereto.

     9. Mutual Covenants of the Company and the Employee. For and in consideration of the employment herein contemplated and the compensation, covenants, conditions and promises herein recited, the Company and the Employee do hereby mutually agree that during the term hereof:

     (a) The Employee shall not, by reason of this Agreement, have any vested interest in, or right, title or claim to, any land, buildings, equipment, machinery, processes, systems, products, contracts, goods, wares, merchandise, business assets or other things of value belonging to or which may hereafter be acquired or owned by the Company.

     (b) In carrying out her duties as President of the Division, the Employee shall primarily be responsible for making day-to-day decisions in the ordinary course of business of the Company, subject to possible review by the Chief Executive Officer and/or the Board. The responsibility for the Company's plans, properties, contracts, methods, and policies shall be vested in the Board and the Company may, in its sole and absolute discretion, give, sell, assign, transfer or otherwise dispose of any or all of its assets or businesses in whole or in part, to any person, firm or corporation, whether or not such person, firm or corporation is in any manner owned by or associated with or affiliated with the Company.

     (c) The Employee acknowledges that because of the nature of the position for which she has been employed, the Employee may be called upon to perform such duties and render such services as are required of her hereunder irregularly, and agrees to perform to the best of her abilities such duties as the business may reasonably demand, and acknowledges that the number of hours per day or per week may vary. Notwithstanding the foregoing, the Employee shall work in a manner that is consistent with her prior customary practice on behalf of the Company.

     (d) The Company agrees that it will not terminate any employee of the Company without giving prior notification of such termination to the Employee.

     10. Termination of Employment for Cause. The Company may terminate the employment of the Employee if the Company suffers or may reasonably be expected to suffer any material adverse effect as a result of the Employee (any such termination being a termination for "Cause"):

     (a) Breaching any material provision of this Agreement and failing to cure such breach within thirty (30) days after receipt of written notice thereof;

     (b)  Misappropriating funds or property of the Company;

     (c) Securing any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into on behalf of the Company;

     (d) Engaging in conduct, even if not in connection with the performance of her duties hereunder, which would reasonably be expected to result in a material adverse effect to the interest of the Company if she were retained as an employee, such as her commission of a felony or a crime of moral turpitude;

     (e) Becoming and remaining "Disabled," as hereinafter defined (either physically, mentally or otherwise) for a period of one hundred thirty-five
  (135) days during any consecutive twelve-month time period;

     (f) Failing to carry out and perform the duties assigned to the Employee in accordance with the terms hereof and failing to cure such breach within thirty (30) days after written notice thereof; or

     (g) Failing to comply with corporate policies of the Company that are promulgated from time to time and made known to Employee and failing to cure such breach within thirty (30) days after written notice thereof.

     In the event of the death of the Employee, such occurrence shall immediately constitute a termination for Cause. Except as provided in item (e) above, no termination for Cause shall be effective if the Employee is Disabled.

     In the event the Employee is terminated for Cause because she is Disabled, the Employee may be permitted to participate in any disability insurance policy the Company then has in effect.

     In the event of termination of her employment for Cause, the Employee shall be entitled to receive her compensation, as determined in Section 4 of this Agreement, due or accrued on a pro rata basis to the date of termination. Any salary or remuneration owed as of the date of termination shall be paid less the amount of damages, if any, caused to the Company by such breach, but no such damages offset shall extend beyond any compensation due and owing under this Agreement.

     Notwithstanding the cure provisions provided in Sections 10(a), 10 (f) and 10(g), the Employee shall not have the opportunity to cure any violation of these subsections if such violation cannot reasonably be expected to be cured. In such event, the Company shall be required to furnish the Employee notice of the violation, but the Employee shall not be furnished an opportunity to cure.

     "Disabled" shall mean the continuous inability, whether mental or physical, of Employee to perform her normal job functions as determined by at least two of three medical physicians selected as follows: the Employee or her legal designee shall be entitled to appoint one physician, the Company shall be entitled to appoint one physician, and such two appointed physicians shall mutually appoint a third physician. Notwithstanding the foregoing, the Employee, or her designee, and the Company may mutually agree that she is "Disabled" within the meaning of this Agreement.

     11. Termination By the Company Without Cause or By the Employee With Good Reason. The Company may terminate the employment of Employee for any reason other than those for Cause, in which event such termination shall be deemed a "Termination Without Cause." In addition, the Employee shall have the right to terminate this Agreement for any material breach of this Agreement by the Company, which shall include but not be limited to materially changing the duties assigned to Employee beyond those contemplated in Section 2 of this Agreement or causing Employee to relocate her primary residence (or to spend an inordinate number of days) outside of the area set forth in Section 2 of this Agreement (it being understood that the Employee may be required to periodically travel outside of such area to oversee businesses whose Net Profits are included in her bonus calculation); provided that the Company shall be furnished thirty
(30) days notice of such breach and an opportunity to cure (any such termination constituting a "Termination By Employee With Good Reason"). Notwithstanding the cure provisions provided in the preceding sentence, the Company shall not have the opportunity to cure any violation of this Agreement if such violation cannot reasonably be expected to be cured but the Employee shall still furnish notice to the

Company. In the event of a Termination Without Cause or a Termination with Good Reason by the Employee the Company shall continue making payments to Employee in an amount equal to the compensation of the Employee, as determined in Section 4 of this Agreement, as if she was still employed for a period equal to the lesser of (i) one (1) year, or (ii) the remaining term of this Agreement, which amount, in the event of a Termination Without Cause or a Termination By Employee With Good Reason, shall constitute the full and total amount of liquidated damages that the Employee shall be entitled to receive from the Company and its Affiliates for any contractual or tort claims arising out of her employment relationship with the Company.

     12. Covenant Not to Compete. The Employee recognizes that the Company has business goodwill and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Company will provide, the Company's agreement to employ the Employee on the terms and conditions set forth herein, the agreement by the Company to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Company of Employee's skill, ability and value in the Company's business, subject to the provisions of the next full paragraph of this Section 12, the Employee agrees that in the event (i) Employee is terminated for Cause, or (ii) Employee leaves the employ of the Company other than a Termination By Employee With Good Reason prior to expiration of the term of the Agreement, or (iii) upon the expiration of the term of this Agreement, then for a period of the latest date of (i) five (5) years after the date of this Agreement, or (ii) three (3) years after the date employment is so terminated:

     (a) Employee will not in any capacity or relationship enter into, engage in, or be connected with any business or business operation or activity within a fifty (50) mile radius of any office location then operated by the Company or any Affiliate, at the time of such termination, which consists in whole or in part of the Business of the Company; and

     (b) Employee will not call upon any customer whose account is serviced in whole or in part by the Company or its Affiliates at the time of the termination of Employee's employment, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Company or its Affiliates; and

     (c) Employee will not intentionally divert, solicit or take away any customer, supplier or employee of the Company or its Affiliates, or the patronage of any customer or supplier of the Company or its Affiliates, or otherwise interfere with or disturb the relationship existing between the Company or its Affiliates and any of their respective customers, suppliers or employees, directly or indirectly.

     In addition, the foregoing restrictive covenants shall also apply to the Employee in the event of her Termination Without Cause or in the event of Termination By Employee With Good Reason by the Employee, but only for a period of one (1) year from such date of termination.

     In the event the Company ceases operation of the Business of the Company (other than in a merger, consolidation, sale of assets or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Company, or upon the appointment of a liquidator for the Company), the provisions of this Section 12 shall not be applicable to the conduct of Employee subsequent thereto.

     It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 12 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of the Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

     The Parties acknowledge that the remedies at law for breach of Employee's covenants contained in this Section 12 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of such covenants in addition to any other remedies at law or equity that may be available to the Company.

     13. Business Opportunities. Except for passive investments by the Employee in publicly traded entities, or investments in private ventures which do not compete with, or are not in the same business as, the Company and which come to the attention of the Employee outside of the scope of her employment for as long as the Employee shall be employed by the Company and thereafter with respect to any business opportunities learned about during the time of Employee's employment by the Company, the Employee agrees that with respect to any future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee and which is in any way related to, or connected with, the Business of the Company, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the Board in writing of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Company does not elect to exercise its right to take advantage of such opportunity.

     14. Confidential Information. The Employee acknowledges that in the course of her employment with the Company, she will receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that such Information is confidential and she agrees that she will not reveal such Information to anyone outside the Company except
(i) for information already known to the public, now or in the future, or (ii) in connection with any legal proceeding regarding this Agreement, the Purchase Agreement or the transactions contemplated thereby or as otherwise required by law or judicial order. The Employee further agrees that during the term of this Agreement and thereafter she will not use such Information in competing with the Company. Upon termination of her employment hereunder, the Employee shall surrender to the Company all papers, documents, writings and other property produced by her or coming into her possession by or through her employment hereunder and relating to the information referred to in this Section 14, which are not general knowledge in the industry, and the Employee agrees that all such materials will at all times remain the property of the Company.

     15. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally with a written receipt acknowledging delivery or telefaxed with receipt confirmed, or three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed as follows:

     If to the Company:          Litigation Resources of America
                                 -- California, Inc.
                                 c/o Litigation Resources of America, Inc.
                                 1001 Fannin, Suite 650
                                 Houston, Texas 77002
                                 Telefax:(713) 653-7172
                                 Attn: Richard O. Looney

     If to the Employee:         Mrs. Colleen Jilio
                                 3090 Bristol, Suite 100
                                 Costa Mesa, California 92626

     Any Party may change its address for notice hereunder by providing written notice of such change to the other Party hereto.

     16. Specific Performance. The Employee acknowledges that a remedy at law for any breach or attempted breach of Sections 12, 13 or 14 of this Agreement will be inadequate, the Employee agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

     17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     18. Assignment. This Agreement may not be assigned by the Employee. Neither the Employee, her spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable.

     19. Binding Effect. Subject to the provisions of Section 18 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

     20. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California.

     21. Prior Employment Agreements. Employee represents and warrants to the Company that she has fulfilled all of the terms and conditions of all prior employment agreements to which she may be or have been a party, and at the time of execution of this Agreement is not a party to any other employment agreement.

     22. Parole Evidence. This Agreement constitutes the sole and complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Employee for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Employee of any of the duties of her employment with the Company. Written notification of any modification of compensation paid or payable to the Employee for her services shall be conclusively deemed to be a ratification and confirmation of this Agreement amended by such change in compensation unless the Employee shall object in writing with thirty (30) days after such written notification from the Company.

     23. Waiver. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

     24. Attorney's Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees and other costs from the other Party hereto.

     25. Drafting. All Parties hereto acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

     27. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                              THE COMPANY:

                              LITIGATION RESOURCES OF AMERICA --
                              CALIFORNIA, INC.
                              a California corporation


                              By:   _________________________________
                                    Richard  O. Looney
                                    Chief Executive Officer

                              THE EMPLOYEE:


                              _______________________________________
                              COLLEEN JILIO

                                   SCHEDULE A
                                   ----------

                          CALCULATION OF ANNUAL BONUS

          The Business will be operated as a separate division (the "Division") of the Company. Except as expressly provided below, the Division will not include the Acquired Businesses.

  (a) Each year the accountants regularly employed by the Company shall determine the aggregate amount of Net Profit, if any, of the Division during each consecutive twelve (12) month time period ending on the last day of the fiscal year of the Company ("Annual Profits"), and continuing each year during the term of this Agreement. Beginning with the first fiscal year end of the Company subsequent to the Effective Date hereof, to the extent that the Annual Profits of the Division for the current year exceed the Annual Profits of the Division for the prior year, the Employee shall be paid an annual bonus equal to ten percent (10%) of the amount of such excess, if any, provided, however, that if the Annual Profits for the Division for the current year are less than the Annual Profits for the prior year, then such amount shall offset any positive increase in Annual Profits attributable to the Division for purposes of determining the payment of a bonus to Employee hereunder in the following year; and further provided that for the first fiscal year and last fiscal year of the Employment Term of the Company (A)(i) the Annual Profits shall be calculated for each full month of operations and added together, (ii) the Annual Profits for any partial month of operations shall be divided by the number of actual days in such month and multiplied by 30 to create a full month and (iii) the sum of
(A)(i) and (A)(ii) shall be added together, that result divided by the number of full and partial months of operations and the quotient multiplied by 12 to create the number representing Annual Profits for the first fiscal year and (B) the Annual Profits of the prior year shall be deemed to be $1,118,000. For purposes of this calculation, "Net Profit" shall mean the Division's pre-tax income plus (i) net interest expense, (ii) one-time expenses and (iii) depreciation and amortization. In addition, the Parent currently anticipates acquiring or establishing additional court reporting businesses ("Acquired Businesses") in (i) Orange County, (ii) California south of Orange County, including San Diego or (iii) Las Vegas, Nevada (collectively, the "Territory"). In the event the Parent acquires or establishes an Acquired Business within the Territory which Acquired Business has annual revenues of $2,500,000 or less in the 12-month period immediately prior to its acquisition (a "Qualifying Business"), the Employee shall be appointed to manage or oversee the operations of such Qualifying Business. For purposes of calculating the bonus payable hereunder, the Net Profit of the Division shall be increased by any increase in the Net Profit of each Qualifying Business, accruing from the date an Acquired Business becomes a Qualifying Business, less any bonuses paid to other employees of or consultants to the Qualifying Business arising as a result of such increase in Net Profit. In addition, the Company acknowledges that the Employee is currently formulating a plan to establish court reporting businesses in other areas, to be owned, directly or indirectly by the Parent. If such plans are approved by the Parent and such offices are opened, for purposes of calculating the bonus payable hereunder, the Net Profit of the Division shall be increased by any Net Profit from such offices.

EXHIBIT C
---------

                                 BILL OF SALE,
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into effective as of _______, 1997, between COLLEEN JILIO, an individual ("Seller"), and LITIGATION RESOURCES OF AMERICA -- CALIFORNIA, INC., a California corporation ("Buyer"). Buyer and Seller may be hereinafter sometimes referred to collectively as the "Parties" or individually as a "Party." All defined terms not otherwise defined herein shall have the meanings ascribed to them in that certain Agreement of Purchase and Sale of Assets effective of September __, 1997, executed by and between Seller, the Buyer and Litigation Resources of America, Inc., a Texas corporation and the parent of the Buyer (the "Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Buyer has agreed to purchase from Seller, and Seller has agreed to grant, bargain, sell, convey, transfer, assign and deliver to Buyer, the Assets; and

     WHEREAS, as partial consideration for the sale and assignment of the Assets, Buyer has agreed to assume the Assumed Liabilities, on and subject to the terms and conditions set forth in the Agreement;

     NOW, THEREFORE, in consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, including the delivery to Seller of the Purchase Price, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

     1. SALE AND ASSIGNMENT. Seller has granted, bargained, sold, conveyed, transferred, assigned and delivered, and by these presents does grant, bargain, sell, convey, transfer, assign and deliver unto Buyer, its successors and assigns, the Assets.

     2. BULK SALES. Buyer and Seller hereby waive compliance by Seller with the bulk sales laws of the State of California. This waiver shall in no event stop or prevent (i) Buyer or Seller from asserting as a bar or defense to any action or proceeding brought under any such law that it is not applicable to the sale and assignment contemplated hereby, nor (ii) Buyer from asserting against Seller any claim for breach or default by Seller under the Agreement, nor (iii) any Buyer Indemnified Party from asserting any claim for indemnification under the Agreement.

     3. ASSUMPTION. Subject to the exceptions and exclusions of Section 2.6 of the Agreement, and otherwise on and subject to the terms and conditions of the Agreement, Buyer hereby assumes and agrees to pay and perform the Assumed Liabilities.

     4. SELLER'S REPRESENTATIONS AND WARRANTIES. Except as otherwise described in the Agreement, Seller has good, marketable and indefeasible title to the Assets, free and clear of all mortgages, liens, security interests, pledges, charges, options, claims, restrictions, or encumbrances of any nature whatsoever. Except as otherwise described in the Agreement, Seller further represents and warrants that (i) Seller has obtained all consents or approvals necessary to prevent the execution, delivery or performance of the Agreement or this Bill of Sale, Assignment and Assumption Agreement from being or becoming, with notice or lapse of time or both, a default under any contract, lease or other agreement assigned hereby, (ii) there has been no default, and there exists no fact or circumstance which with notice or lapse of time or both would become a default, under any such contract, lease or agreement, and (iii) no contract, lease or other agreement assigned hereby has been terminated, modified, renewed or extended, except as previously disclosed in writing to Buyer. In addition, all of Seller's representations and warranties set forth in the Agreement with respect to the Assets and Liabilities are incorporated herein by reference.

     5. INDEMNIFICATION. Each Party shall indemnify, save, defend, and hold harmless the other Party and the other Party's directors, officers, agents, and employees from and against any and all Damages incurred in connection with or arising out of or resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made in or pursuant to this Bill of Sale, Assignment and Assumption Agreement, to the extent to which such indemnified party would be entitled to indemnification under, and on and subject to the terms and conditions set forth in, the Agreement.

     6. ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it may be entitled at law or equity.

     7. GOVERNING LAW; JURISDICTION; VENUE; SERVICE. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without regard to conflicts of law principles, and the laws of the United States applicable in Texas. Venue for any litigation between the Parties hereto with respect to the subject matter of this Agreement shall be in Houston, Texas. Each Party hereby irrevocably submits to personal jurisdiction in Texas. Each Party hereby waives all objections to personal jurisdiction in Texas and venue in Houston, Texas for purposes of such litigation. Each Party waives summons or citation and agrees that delivery of a duly filed complaint or petition as provided in the notice section of this Agreement will suffice as substitute service of summons or citation.

     8. FURTHER ASSURANCES. Each of the Parties shall perform such actions and deliver or cause to be delivered any and all such documents, instruments and agreements as the other Party may reasonably request for the purpose of fully and effectively carrying out this Agreement and the transactions contemplated hereby.

     9. MODIFICATION OF AGREEMENT. This Agreement may be amended or modified only by written instrument signed by both of the Parties.

     10. ENTIRE AGREEMENT; BINDING EFFECT. This Agreement, and the documents, instruments and agreements executed in connection herewith, set forth the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

     11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which together shall constitute one and the same agreement.

     EXECUTED AND DELIVERED EFFECTIVE the ____ day of ____, 1997.

                              BUYER:
                              ------

                              LITIGATION RESOURCES OF AMERICA --
                              CALIFORNIA, INC.
                              a California corporation


                              By:_____________________________________________
                                 Richard O. Looney,
                                 President & Chief Executive Officer

                              SELLER:
                              -------


                              ____________________________________
                              Colleen Jilio

EXHIBIT D
---------

                    SELLER'S INVESTOR REPRESENTATION LETTER



                               September 15, 1997

Litigation Resources of America, Inc.
Litigation Resources of America -- California, Inc.
1001 Fannin, Suite 650
Houston, Texas 77002
Attn:  Mr. Richard O. Looney, President


          Re: Investor Representations

Gentlemen:

          The purpose of this letter is to evidence certain representations and warranties to be made with respect to certain matters relating to the acquisition by Colleen Jilio, an individual (the "Investor"), of shares of Common Stock issued by Litigation Resources of America, Inc., a Texas corporation (the "Company"), having a par value of one-cent ($0.01) per share (the "Common Stock"), for and in partial consideration of the sale of certain of the assets of the Investor to Litigation Resources of America -- California, Inc., a California corporation ("Buyer"), upon the terms and conditions set forth herein and in that certain Agreement of Purchase and Sale of Assets (the "Purchase Agreement"), entered into by and among the Investor, the Company, and the Buyer.

          The Investor hereby represents and warrants to the Company, the Buyer , and each of the Company's and the Buyer's officers, directors, shareholders, agents, attorneys, employees and representatives as follows:

          1. Investment Intent. (i) The Common Stock is being acquired solely for the account of the Investor, for investment and not with a view to or for the resale, distribution, subdivision or fractionalization thereof, (ii) the Investor has no contract, understanding, undertaking, agreement or arrangement with any person to sell, transfer or pledge to any person the Common Stock or any part thereof, (iii) the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement, (iv) the Investor understands the legal consequences of the foregoing representations and warranties to mean that the Investor must bear the economic risk of the investment in the Common Stock for an indefinite period of time, (v) the Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of acquiring the Common Stock, and (vi) the Investor acknowledges that the acquisition of the Common Stock by the Investor involves a high degree of risk which may result in the loss of the total amount of this investment.

Litigations Resources of America, Inc.
Litigation Resources of America -- California, Inc.
September 15, 1997
Page 2


          2. No General Solicitation. The Common Stock has been offered to the Investor without any form of general solicitation or advertising of any type by or on behalf of the Company or any of its officers, directors, shareholders, employees, agents, attorneys or representatives.

          3. Access to Information. The Investor has (i) for a reasonable amount of time had an opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Common Stock and the proposed business and affairs of the Company, and is satisfied with the results thereof, (ii) has been given access, if requested, to all other documents with respect to the Company or this transaction, as well as to such other information as the Investor has requested, and (iii) has relied solely on investigations conducted by the Investor in making the decision to acquire the Common Stock or approve the transactions set forth in the Purchase Agreement.

          4. Exemption Status. The Investor understands that the Common Stock to be sold hereunder are being issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended. The Investor understands that the undersigned, the Company, the Company's officers, directors, shareholders, employees, agents, attorneys and representatives are relying on, among other things, the representations and warranties of the Investor set forth herein in issuing the Common Stock to the Investor.

          5.   Securities Compliance.  The Investor understands and agrees that
(i) no sale, distribution, transfer or other disposition of the Common Stock, or any portion thereof, can be made by the Investor unless the Common Stock has been registered under the Securities Act of 1933, as amended, and applicable securities laws of any other relevant jurisdiction, or exemptions from such registration are available, as evidenced by an opinion of counsel, satisfactory to the Company, with respect to the proposed sale, distribution, transfer or other disposition, and (ii) an appropriate legend will be endorsed on the Common Stock evidencing such restrictions.

          6. Accredited Investor Status. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

          7. Representations of Natural Persons. If the Investor is a natural person, the Investor has reached the age of majority in the state in which the Investor resides, has adequate means of providing for the Investor's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Common Stock, has no need for liquidity in such investment, and is able to withstand a complete loss of such investment.

Litigations Resources of America, Inc.
Litigation Resources of America -- California, Inc.
September 15, 1997
Page 3



          8. Representations of Entities. If Investor is a corporation, partnership, trust or other entity, (i) it is authorized and qualified to purchase and hold the Common Stock, (ii) it has not been formed for the purpose of acquiring the Common Stock, (iii) the person executing this Agreement for and on behalf of such entity has been duly authorized by such entity to do so, (iv) it is willing and able to bear the substantial economic risk of an investment in the Common Stock and has no need for liquidity with respect thereto, and (v) it is able to withstand a complete loss of its investment.

          9. No Governmental Review. The Investor acknowledges and understands that no federal or state agency has passed on the fairness of the investment in the Common Stock, nor made any recommendation or endorsement of the Common Stock, and that there is a significant risk of loss of all or a portion of the Investor's investment in the Common Stock.

          10. State of Residence and Domicile. The Investor is either (i) a permanent resident of the State of California, or (ii) not a resident or citizen of the United States.

    The Investor acknowledges that the Company and the Company's officers, directors, agents, attorneys and other representatives are relying on the representations and warranties set forth herein, and would not deliver the Common Stock to the Investor but for the execution and delivery of this letter by the Investor.

                                 Very truly yours,


                                 Colleen Jilio

EXHIBIT E

                             STOCK PLEDGE AGREEMENT
                             ----------------------

          THIS STOCK PLEDGE AGREEMENT (this "Pledge Agreement") is made effective as of the ___ day of _____________, 1997, by COLLEEN JILIO, an individual ("Pledgor"), and LITIGATION RESOURCES OF AMERICA -- CALIFORNIA, INC., a California corporation ("Secured Party"). All capitalized terms contained herein without definition shall have the respective meanings given to them in that certain Agreement of Purchase and Sale of Assets dated September __, 1997 (the "Purchase Agreement") by and among the Pledgor, Secured Party, and Litigation Resources of America, Inc., a Texas corporation and the parent company of the Secured Party (the "Parent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Pledgor has agreed to sell substantially all of its assets to Secured Party upon the terms and conditions contained in the Purchase Agreement; and

     WHEREAS, Pledgor has certain obligations under the Purchase Agreement, including, but not limited to, the obligation of Pledgor to indemnify Secured Party for any breaches of representations and warranties of Pledgor contained in the Purchase Agreement; and

     WHEREAS, pursuant to the terms of the Purchase Agreement and as partial consideration for the purchase of the common stock of the Company by the Secured Party, the Pledgor has been issued shares of common stock, $.01 par value per share (the "Common Stock"), of the Parent; and

     WHEREAS, the terms of the Purchase Agreement provide for the Pledgor to pledge a portion of the shares of Common Stock to the Secured Party in order to secure the obligations of Pledgor under the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Pledge of Common Stock. Pledgor hereby pledges and grants to Secured Party a security interest in the _______ shares (the "Shares") of the Common Stock issued pursuant to the Purchase Agreement (which constitute 50% of the shares of Common Stock issued to her pursuant to the Agreement), which shall attach immediately upon the issuance of such Shares to Pledgor in accordance with the terms of the Purchase Agreement. Immediately upon receipt of the Shares, Pledgor shall be required to deliver to Secured Party the certificate or certificates representing the Shares in order that Secured Party might perfect its security interest therein. The Pledgor and the Secured Party hereby acknowledge and agree that the value of the Common Stock ("Agreed Value") shall be deemed to be (i) the IPO Price if shares are being surrendered hereunder in order to effect an adjustment in the Purchase Price pursuant to Section 2.5 of the Purchase Agreement and (ii) if shares are being surrendered hereunder for any other reason, the average public trading price of each share of Common Stock over the five (5) most recent business days falling prior to the date of delivery by the Secured Party to the Pledgor of the notice of an event requiring an Offset, as such term is defined in the Purchase Agreement. Pledgor shall possess all voting rights pertaining to the Shares, so long as an Event of Offset, as hereinafter defined, has not occurred, or if an Event of Offset has allegedly occurred but is being disputed by the parties hereto, and Secured Party shall have no voting rights that may be presently or hereafter attributable to the Shares. In addition, so long as an Event of Offset has not occurred, or if an Event of Offset has allegedly occurred but is being disputed by the parties hereto, then Pledgor shall have the right to receive all dividends, if any, on the Shares, and Pledgor shall be entitled to receive all proceeds upon liquidation of the Shares, if any, as well as all other rights with respect to the Shares except for the right to transfer title thereto. Notwithstanding the foregoing, if an Event of Offset has occurred and (i) has been resolved, by agreement or otherwise (a "Resolved Event of Offset") or (ii) is the subject of litigation, which litigation is still pending or in process (a "Continuing Event of Offset"), then Secured Party shall have the right to designate a representative or trustee to vote those shares of Common Stock covered by or subject to the Resolved Event of Offset or Continuing Event of Offset (the "Offset Shares"), to receive all dividends and liquidation proceeds with respect to the Offset Shares, and to receive all other rights with respect to the Offset Shares.

     2. Representations and Warranties. Pledgor hereby represents, warrants and covenants to and with Secured Party that:

          (a) Pledgor will not, without the written consent of Secured Party, sell, contract to sell, encumber, or dispose of any Shares remaining subject to the security interest created by this Pledge Agreement.

          (b) No consent of any party is necessary for the Pledgor to perform its obligations hereunder, or if any such consent is required, such consent has been received prior to the execution of this Pledge Agreement.

     3. Event of Offset. Each delivery by Secured Party to the Pledgor of a notice of a claim of offset shall constitute an Event of Offset ("Event of Offset") under this Pledge Agreement.

     4.   Remedies.

          (a) Upon the occurrence of a Resolved Event of Offset, Secured Party may, at its option, exercise with reference to the Shares any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas and as otherwise granted therein or under any other applicable law or under any other agreement executed by Pledgor, including, without limitation, the right and power to sell, at public or private sale(s), or otherwise dispose of or keep the Shares and any part or parts thereof, or interest or interests therein owned by Pledgor, in any manner authorized or permitted under this Pledge Agreement or under the Uniform Commercial Code, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party, and toward payment of the obligations under the Purchase Agreement in such order or manner as Secured Party may elect. Notwithstanding anything to the contrary contained herein, the Secured Party shall only foreclose on that portion of the Shares that is reasonably necessary in the reasonable good faith judgment of the Secured Party in order to satisfy the amount of the claim constituting the Resolved Event of Offset. For purposes hereof, the Agreed Value of the Shares shall be deemed to be the value that the Secured Party is receiving on the foreclosure of the Shares and Secured Party shall not be entitled to foreclose on more Shares than is necessary to recover all of its damages resulting from the Resolved Event of Offset.

          (b) Secured Party is hereby granted the right, at its option, after a Continuing Event of Offset, to transfer at any time to itself or its nominee the securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such Shares so transferred and to receive the proceeds, payments, monies, income or benefits attributable or accruing thereto and to hold the same as security for the obligations hereby secured, or at Secured Party's election, to apply such amounts to the obligations, only if due, and in such order as Secured Party may elect or Secured Party may, at its option, without transferring such securities or property to its nominee, exercise all voting rights with respect to the securities pledged hereunder and vote all or any part of such securities at any regular or special meeting of shareholders.

          (c) Pledgor hereby agrees to cooperate fully with Secured Party in order to permit Secured Party to sell, at foreclosure or other private sale, Pledgor's interest in the Shares pledged hereunder as provided in this Pledge Agreement. Specifically, Pledgor agrees to deliver to Secured Party the certificate or certificates representing the Shares if Pledgor has possession at that time, to fully comply with the securities laws of the United States and of the State of Texas and to take such other action as may be necessary to permit Secured Party to sell or otherwise transfer the securities pledged hereunder in compliance with such laws.

     5. Termination. This Pledge Agreement shall continue as security for the payment or satisfaction of the obligations under the Purchase Agreement until the earliest to occur of: (i) termination of this Pledge Agreement by written notice of the Secured Party to the Pledgor, (ii) the date upon which none of the representations and warranties of Pledgor contained in the Purchase Agreement survive and all covenants and obligations of Pledgor under said Purchase Agreement have been fully and properly performed or (ii) three (3) years after the date hereof, provided that Secured Party has not given Pledgor notice of an Event of Offset which has not been satisfied by Pledgor, or if there is an Event of Offset, the pledge shall continue only to the extent of the number of Shares based on the Agreed Value equal to the amount of damages reasonably expected to be caused by the Event of Offset; provided however, upon the expiration of six months, two years and three years after the date of this Pledge Agreement (each a "Release Date"), the following provisions shall apply: (x) if no Event of Offset exists on such Release Date, the Secured Party shall release one-third (1/3) of the number of Shares initially pledged hereunder from the pledge established hereby, and the remaining shares of Shares shall remain pledged under the terms and conditions of this Pledge Agreement; or (y) if an Event of Offset exists, the amount of Damages resulting from such Event of Offset shall be determined, and on the first Release Date, the second Release Date and the third Release Date, one third (1/3), one half (1/2) and all of the remaining Shares, respectively, that have not been Offset against shall be released from the pledge established hereby and delivered to the Pledgor and the remaining Shares shall remain pledged under the terms and conditions of this Pledge Agreement.

     6. Release from Pledge. Upon the termination of this Pledge Agreement, Secured Party shall immediately release its security interest in the Shares. In addition, Secured Party shall deliver the certificate or certificates representing the Shares to Pledgor if Secured Party has possession of such certificates at that time. Upon such occurrence, the security interest of Secured Party shall automatically terminate and Secured Party shall thereafter have no interest whatsoever in the Shares.

     7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Pledgor:      Colleen Jilio
                         3090 Bristol, Suite 100
                         Costa Mesa, California 92626

     With a copy to:     Stephen M. Kane
                         Charles & Kane LLP
                         1920 Main Street, Suite 1070
                         Irvine, California 92614
                         Fax No. (714) 852-9878
                         E-Mail cksmk@AOL.com

     If to the
     Secured Party:      Litigation Resources of America -- California, Inc.
                         c/o Litigation Resources of America, Inc.
                         650 First City Tower, 1001 Fannin
                         Houston, Texas 77002
                         Attn: President

     Copy to:            Boyer Ewing & Harris Incorporated
                         Nine Greenway Plaza, Suite 3100
                         Houston, Texas  77046
                         Attn: John W. Menke

     8. Successors. This Pledge Agreement shall be binding upon, and inure to the benefit of the parties hereto and their successors and assigns. Any assignee whatsoever will be bound by the obligations of the assigning party under this Pledge Agreement, and any assignment shall not diminish the liability or obligation of the assignor under the terms of this Pledge Agreement unless otherwise agreed.

     9. Severability. In the event that any one or more of the provisions contained in this Pledge Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Pledge Agreement or any such other instrument.

     10. Paragraph Headings. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever.

     11. Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

     12. Survival of Warranties. All representations, warranties, and agreements made by the parties in this Pledge Agreement or in any certificates delivered pursuant hereto will survive the execution date hereof.

     13. Applicable Law. This Pledge Agreement shall be construed and interpreted in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.

     14. Definitions. All terms and definitions used herein shall have the same meaning as in the Purchase Agreement unless otherwise indicated.

     15. Drafting. The parties hereto acknowledge that each party was actively involved in the negotiation and drafting of this Pledge Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Pledge Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.

     16. Attorneys' Fees. If any litigation is instituted to enforce or interpret the provisions of this Pledge Agreement or the transactions described herein, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees from the other party hereto.

     17. Multiple Counterparts. This Pledge Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

     18. Substitution of Collateral. Upon the request of the Pledgor to substitute collateral for the Shares pledged hereunder, the Secured Party will negotiate in good faith to accept such substituted collateral pursuant to a security agreement appropriate to adequately perfect a security interest therein in favor of Secured Party, such substituted collateral to be in form, substance and amount reasonably acceptable to the Secured Party.

     IN WITNESS WHEREOF, this Pledge Agreement has been executed effective as of the date first above written.

                              PLEDGOR:


                              ________________________________________
                              COLLEEN JILIO

                              SECURED PARTY:

                              LITIGATION RESOURCES OF AMERICA --
                              CALIFORNIA, INC.


                              By:_____________________________________
                                 Richard O. Looney, President

                                  EXHIBIT F-1


                       FORM OF OPINION OF BUYER'S COUNSEL

     Based upon our examination and consideration of the Agreement, the Ancillary Agreements, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California with the corporate power and authority to own its assets and to transact its businesses as now being conducted. Buyer is in good standing in all jurisdictions in which the character of the properties and assets now owned or held by it or the nature of the businesses now conducted by it requires it to be so licensed or qualified and where the failure so to qualify would affect materially and adversely the business, financial condition or results of operations of Buyer.

     2. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas with the corporate power and authority to own its assets and to transact its business as now being conducted. The Parent is in good standing in all jurisdictions in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified and where the failure so to qualify would affect materially and adversely the business, financial condition or results of operations of the Parent.

     3. The Agreement and Ancillary Agreements to which either Buyer or Parent are a party have been duly and validly authorized, executed and delivered and are valid and binding on either the Buyer or Parent, as applicable, and enforceable in accordance with their terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

     4. Except for such as have been obtained and delivered to Seller at closing and except where the failure to obtain such authorization, approval or consent or to take such action or make such filing would not have a material adverse effect on Buyer or Parent, as applicable, to our knowledge no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body is necessary or required of the Buyer or the Parent in connection with the execution and delivery of the Agreement and the Ancillary Agreements by either and the performance by either Buyer or Parent of its obligations thereunder.

     5. The execution and delivery of the Agreement and the Ancillary Agreements to which it is a party by each of the Buyer and the Parent and the performance of its obligations thereunder do not to our knowledge (i) violate any provision of any existing law or regulation applicable to each or (ii) violate any order, judgment, award or decree of any court, arbitrator or governmental authority applicable to each or (iii) violate the charter or bylaws of, or any securities issued by, each or (iv) violate any mortgage, indenture, lease, contract or other agreement known to us to which either is a party or by which either the Buyer or Parent or any of their assets is bound.

     6. To our knowledge, neither the Buyer nor the Parent is in default under any material order, judgment, award or decree of any court, arbitrator or governmental authority binding upon or affecting it or by which its assets may be bound or affected, and to our knowledge, no such order, judgment, award or decree materially adversely affects the ability of the Buyer or the Parent to carry on its respective business as now conducted or perform its respective obligations under the Agreement or the Ancillary Agreements.

     7. To our knowledge, except as disclosed in the Agreement and the Ancillary Agreements and the schedules thereto, no litigation, investigation or administrative proceeding of or before any court, arbitrator or governmental authority is pending or threatened against the Buyer or Parent or their assets (a) with respect to the Agreement, the Ancillary Agreements or the transactions contemplated thereby, or
          (b) that, if adversely determined, would have a material adverse effect on the business or financial condition of Buyer or Parent or their assets.

                                  EXHIBIT F-2


                      FORM OF OPINION OF SELLER'S COUNSEL

     Based upon our examination and consideration of the Agreement and the Ancillary Agreements, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. The Seller has all material licenses, permits and authorizations necessary to own and use the properties owned and used by her and to operate the Business as now owned and operated by her.

     2. To our knowledge and except as otherwise disclosed in the Agreement, Seller has good and indefeasible title to the Assets, free and clear of restrictions or conditions to transfer or assignment, or mortgages, liens, pledges, charges or encumbrances of record, or arising under applicable law. The Business constitutes the separate property of the Seller and Seller's spouse has no community property interest in the Business or any of the Assets. The Agreement and Ancillary Agreements are in form and content sufficient to vest in the Buyer title to the Assets and, upon execution and delivery to the Buyer, will cause all right, title and interest in and to the Assets to vest in the Buyer.

     3. Seller has the full right, power and legal capacity to execute, deliver and perform Seller's obligations under the Agreement and the Ancillary Agreements.

     4. The Agreement and each Ancillary Agreement has been duly executed and delivered by the Seller, is binding on Seller and enforceable against Seller in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

     5. Except for such as have been obtained and provided to Buyer, Seller need not give any notice to, make any filing with, or obtain any authorization, consent or approval, or make any declaration or filing with any government or governmental agency or regulatory body or other third party in connection with the execution and delivery of the Agreement and the Ancillary Agreements or the performance by the Seller of Seller's obligations thereunder.

     6. The execution and delivery of the Agreement and the Ancillary Agreements by the Seller, and the performance of Seller's obligations thereunder (a) do not violate any provision of (i) any existing law or regulation applicable to the Seller, the Business or the Assets or (ii) to our knowledge, any order, judgment, award or decree of any court, arbitrator or governmental authority applicable to the Seller, or (iii) to our knowledge, except as disclosed in the Agreement and the schedules thereto, any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Seller is a party or by which the Seller, the Business or the Assets are bound, and (b) will not result in, or require, the creation or imposition of any lien on the Assets or any portion of the Business.

     7. To our knowledge, the Seller is not in default under any order, judgment, award or decree of any court, arbitrator or governmental authority binding upon or affecting her or by which the Business or any of the Assets may be bound or affected, and no such order, judgment, award or decree materially adversely affects the ability of the Seller to carry on her business as now conducted or the ability of the Seller to perform her obligations under the Agreement or the Ancillary Agreements.

     8. To our knowledge, except as disclosed in the Agreement and the schedules thereto, no litigation, investigation or administrative proceeding of or before any court, arbitrator or governmental authority is pending or threatened against the Seller, the Business or the Assets
         (a) with respect to the Agreement or the transactions contemplated thereby, or (b) that, if adversely determined, would have a material adverse effect on the business or financial condition of the Seller, the Business or the Assets.